CREDIT AGREEMENT,
dated as of October 16, 2026
among
TEAMSHARES CONTINUITY HOLDINGS LLC,
as Company,
TEAMSHARES INC.,
as Parent,
THE GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO,
and
SOUND POINT AGENCY LLC,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
Page
Section 1.1    Definitions.    1
Section 1.2    Accounting Terms.    26
Section 1.3    Interpretation, etc.    26
Section 1.4    Divisions.    27
ARTICLE II LOANS    27
Section 2.1    Term Loans.    27
Section 2.2    Pro Rata Shares.    27
Section 2.3    Use of Proceeds.    27
Section 2.4    Evidence of Debt; Register; Lenders’ Books and Records; Notes.    27
Section 2.5    Interest on Loans.    28
Section 2.6    Default Interest.    28
Section 2.7    Fees.    29
Section 2.8    Prepayments; Repayment in full on the Maturity Date.    29
Section 2.9    [Reserved].    30
Section 2.10    Collection Account.    30
Section 2.11    Application of Proceeds.    31
Section 2.12    General Provisions Regarding Payments.    32
Section 2.13    Ratable Sharing.    32
Section 2.14    Increased Costs; Capital Adequacy.    33
Section 2.15    Taxes; Withholding, etc.    34
Section 2.16    Obligation to Mitigate.    38
Section 2.17    Intention of Parties.    38
Section 2.18    Benchmark Replacement Setting.    38
ARTICLE III CONDITIONS PRECEDENT    39
Section 3.1    Closing Date.    39
ARTICLE IV REPRESENTATIONS AND WARRANTIES    42
Section 4.1    Organization; Requisite Power and Authority; Qualification; Other Names.    42
Section 4.2    Capital Stock and Ownership.    43
Section 4.3    Due Authorization.    43
Section 4.4    No Conflict.    43
Section 4.5    Governmental Consents.    43
i

Section 4.6    Binding Obligation.    43
Section 4.7    [Reserved].    44
Section 4.8    Historical Financial Statements.    44
Section 4.9    No Material Adverse Effect.    44
Section 4.10    Adverse Proceedings, etc.    44
Section 4.11    Payment of Taxes.    44
Section 4.12    Title to Assets.    44
Section 4.13    No Indebtedness.    44
Section 4.14    No Defaults.    45
Section 4.15    Holdco Subsidiaries.    45
Section 4.16    [Reserved].    45
Section 4.17    Governmental Regulation.    45
Section 4.18    Margin Stock.    45
Section 4.19    Employee Benefit Plans.    45
Section 4.20    Solvency; Fraudulent Conveyance.    45
Section 4.21    Compliance with Statutes, etc.    46
Section 4.22    Matters Pertaining to Certain Agreements.    46
Section 4.23    Disclosure.    46
Section 4.24    Sanctions; Anti-Corruption.    46
Section 4.25    Tax Status.    47
Section 4.26    Licenses.    47
Section 4.27    Compliance.    47
Section 4.28    No Regulatory Action.    47
ARTICLE V AFFIRMATIVE COVENANTS    47
Section 5.1    Financial Statements and Other Reports.    47
Section 5.2    Existence.    50
Section 5.3    Payment of Taxes and Claims.    50
Section 5.4    Insurance.    50
Section 5.5    Inspections.    51
Section 5.6    Compliance with Laws.    51
Section 5.7    Separateness.    51
Section 5.8    Further Assurances; Post-Closing Items.    51
Section 5.9    Parent Liquidity.    53

Section 5.10    Parent Working Capital Loans.    53
ARTICLE VI NEGATIVE COVENANTS    53
Section 6.1    Indebtedness.    53
Section 6.2    Liens.    54
Section 6.3    No Further Negative Pledges.    54
Section 6.4    Restricted Junior Payments.    54
Section 6.5    Subsidiaries.    54
Section 6.6    Investments.    54
Section 6.7    Fundamental Changes; Disposition of Assets.    56
Section 6.8    Holdco Subsidiaries.    56
Section 6.9    Transactions with Shareholders and Affiliates.    56
Section 6.10    Conduct of Business.    57
Section 6.11    Fiscal Year.    57
Section 6.12    Sanctions; Anti-Corruption Use of Proceeds.    57
Section 6.13    Prohibited Business.    57
Section 6.14    Organizational Agreements.    57
Section 6.15    Restricted Payments.    58
ARTICLE VII EVENTS OF DEFAULT    58
Section 7.1    Events of Default.    58
ARTICLE VIII AGENTS    61
Section 8.1    Appointment of Agents.    61
Section 8.2    Powers and Duties.    61
Section 8.3    General Immunity.    62
Section 8.4    Agents Entitled to Act as Lender.    62
Section 8.5    Lenders’ Representations, Warranties and Acknowledgment.    63
Section 8.6    Right to Indemnity.    63
Section 8.7    Successor Administrative Agent and Collateral Agent.    63
Section 8.8    Collateral Documents.    65
ARTICLE IX MISCELLANEOUS    65
Section 9.1    Notices.    65
Section 9.2    Expenses.    66
Section 9.3    Indemnity.    66
Section 9.4    Amendments and Waivers.    67
Section 9.5    Successors and Assigns; Participations.    68

Section 9.6    Independence of Covenants.    70
Section 9.7    Survival of Representations, Warranties and Agreements.    71
Section 9.8    No Waiver; Remedies Cumulative.    71
Section 9.9    Marshalling; Payments Set Aside.    71
Section 9.10    Severability.    71
Section 9.11    Obligations Several; Actions in Concert.    71
Section 9.12    Headings.    72
Section 9.13    APPLICABLE LAW.    72
Section 9.14    CONSENT TO JURISDICTION.    72
Section 9.15    WAIVER OF JURY TRIAL.    73
Section 9.16    Confidentiality.    73
Section 9.17    Usury Savings Clause.    74
Section 9.18    Counterparts.    74
Section 9.19    Effectiveness.    75
Section 9.20    Patriot Act.    75
ARTICLE X GUARANTY    75
Section 10.1    Guaranty.    75
Section 10.2    Waivers by Guarantor.    76
Section 10.3    Benefit of Guaranty.    76
Section 10.4    Waiver of Subrogation, Etc.    76
Section 10.5    Election of Remedies.    76
Section 10.6    Limitation.    76
Section 10.7    Liability Cumulative.    77
Section 10.8    Stay of Acceleration.    77
Section 10.9    Benefit to Credit Parties.    77
Section 10.10    Indemnity.    77
Section 10.11    Reinstatement.    77
Section 10.12    Guarantor Intent.    78
Section 10.13    General.    78

APPENDICES:    A    Commitments
B    Notice Addresses

SCHEDULES:        1.1.1    Financial Covenants
1.1.2    Subsidiary Guarantors
4.1    Other Names
4.15    Holdco Subsidiaries
5.8    Specified Post-Closing Businesses
6.2    Permitted Liens
6.9    Permitted Transactions

EXHIBITS:        A    Form of Funding Notice
B    Form of Term Loan Note
C    Form of Compliance Certificate
D    Form of Assignment Agreement
E    [Reserved]
F-1    Form of Closing Date Certificate
F-2    Form of Solvency Certificate
G    Form of Financial Officer Certification
H-1    Form of U.S. Tax Compliance Certificate
H-2    Form of U.S. Tax Compliance Certificate
H-3    Form of U.S. Tax Compliance Certificate
H-4    Form of U.S. Tax Compliance Certificate
I    Form of Intercompany Note

v

CREDIT AGREEMENT
Article IThis CREDIT AGREEMENT, dated as of October 16, 2026, is entered into by and among (a) TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), (b) TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X hereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X hereof, (d) each of the Persons party hereto as “Subsidiary Guarantors”, (e) the Lenders party hereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”).
RECITALS:
Article IIWHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
Article IIIWHEREAS, the Lenders have agreed to extend a credit facility to Company consisting of $130,000,000 aggregate principal amount of term loan commitments, the proceeds of which will be used in accordance with the terms of Section 2.3;
Article IVWHEREAS, each Guarantor has agreed to guaranty the Obligations on the terms set forth herein; and
Article VWHEREAS, each Credit Party has agreed to secure all of the Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets.
Article VINOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Article I
DEFINITIONS AND INTERPRETATION
Section 1.1Definitions.
Article IIThe following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
Article III“Account” means an account (as that term is defined in the UCC).
Article IV“Account Bank” means Bank of America, N.A.
Article V“Account Control Agreement” has the meaning set forth in the Security Agreement.
Article VI“Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).
Article VII“Administrative Agent” has the meaning set forth in the preamble hereto, and any successors or assigns thereto.

Article VIII“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, or, to the knowledge of any Credit Party, threatened against any Credit Party or their respective property.
Article IX“Affected Party” means any Lender and the parent company or holding company that controls such Lender or investment adviser to such Lender.
Article X“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by appointment of a board, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
Article XI“Agent” means each of the Administrative Agent and the Collateral Agent.
Article XII“Aggregate Amounts Due” has the meaning set forth in Section 2.13.
Article XIII“Agreement” means this Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.
Article XIV“Applicable Margin” means, in respect of any day, an amount equal to 9.50% per annum.
Article XV“Applicable Percentage” means with respect to any Business, as of any date of determination, a fraction (i) the numerator of which is the aggregate number of shares of Capital Stock directly or indirectly owned by Company in such Business as of such date and (ii) the denominator of which is the aggregate number of vested shares of Capital Stock issued by such Business as of such date.
Article XVI“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, exclusive license or other disposition by a Credit Party to, or any exchange of property with, any Person, in one transaction or a series of transactions, in respect of all or any part of its businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired.
Article XVII“Asset Sale Proceeds” means the amount of payments received by, or on behalf of, any Credit Party from an Asset Sale in the form of Cash and Cash Equivalents, in each case net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien on all or any part of the Collateral), and other customary fees and expenses actually incurred by any Credit Party in connection therewith, (ii) taxes paid or reasonably estimated to be payable by any Credit Party as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by any Credit Party, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Asset Sale Proceeds of such event occurring on the date of such reduction.
Article XVIII“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.
Article XIX“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, general counsel, treasurer, corporate secretary or controller (or, in each case, the equivalent thereof).
Article XX“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date.
Article XXI“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
Article XXII“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).
Article XXIII“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Company giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
Article XXIV“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

Article XXV“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
Article XXVI(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
Article XXVII(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
Article XXVIIIFor the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
Article XXIX“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
Article XXX(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
Article XXXI(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
Article XXXII(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

Article XXXIIIFor the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
Article XXXIV“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
Article XXXV“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.18.
Article XXXVI“Business” means a business that has been acquired, directly or indirectly, by Company or one of its Subsidiaries and the ownership of which by Company or such Subsidiary is represented by the ownership of Capital Stock of the parent or holding company of such business. As used herein, the term “Business” means such business as a whole, including, as the context may require, any and all legal entities and all assets that may from time to time constitute such business. Notwithstanding the foregoing, each Specified Post-Closing Business shall be treated as a Business as set forth in the definition of “Specified Post-Closing Business”; provided, that if any Specified Post-Closing Business has not become a Subsidiary of the Company, a Subsidiary Guarantor and a Credit Party within the time period required pursuant to Section 5.8(h), such Specified Post-Closing Business shall cease to be treated as a Business from and after the expiration of such time period unless and until it satisfies such requirements.
Article XXXVII“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are authorized or required by law or other governmental action to close.
Article XXXVIII“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
Article XXXIX“Capital Expenditures” means, for any Test Period in respect of any Business, the aggregate expenditures of such Business on a consolidated basis during such Test Period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected as capital expenditures, other than amounts financed under Finance Leases.
Article XL“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
Article XLI“Cash” means money, currency or a credit balance in any demand, securities account or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, “Cash” shall exclude any amounts that would not be considered “cash” under GAAP or “cash” as recorded on the books of Parent and its Subsidiaries.
Article XLII“Cash Equivalents” means, as of any day, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such day; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such day and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such day and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.
Article XLIII“Cash Interest Rate” means, in respect of any day, an amount equal to the product of up to (a) the sum of Term SOFR as of such date plus 9.50% per annum and (b) a fraction, the numerator of which is one (1) and the denominator of which is 360.
Article XLIV“Change of Control” means, at any time:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50.1% or more of the Capital Stock of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)Parent shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Teamshares free and clear of any Lien other than the Lien granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement; or
(d)Teamshares shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company free and clear of any Lien other than the Lien granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement.
Article XLV“Charged-Off Business” means any Business regarding which any of the following has occurred:
(a)a court of competent jurisdiction shall enter a decree or order for relief in respect of such Business in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law;
(b)an involuntary case shall be commenced against such Business under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Business, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Business for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Business;
(c)such Business shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; or such Business shall make any assignment for the benefit of creditors;
(d)such Business shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Business (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clauses (a) or (b) above;
(e)such Business shall have ceased operations or started the process of ceasing operations; or
(f)the Parent has determined such Business no longer represents a viable business.
Article XLVI“Closing Date” means October 16, 2026.
Article XLVII“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.
Article XLVIII“Closing Date Transaction Costs” means the reasonable and documented fees, costs and expenses payable by a Credit Party in connection with this Agreement and the Refinancing.

Article XLIX“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
Article L“Collateral Agent” has the meaning set forth in the preamble hereto, and any successors or assigns thereto.
Article LI“Collateral Documents” means the Security Agreement, the Account Control Agreement, each Joinder and all other instruments, documents and agreements delivered by, or on behalf or at the request of, any Credit Party or any Subsidiary of any Credit Party pursuant to this Agreement or any of the other Credit Documents, as the case may be, in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of any Credit Party as security for the Obligations or to protect or preserve the interests of the Collateral Agent or the Secured Parties therein.
Article LII“Collection Account” means a Deposit Account with an account number ending in [***] maintained with the Account Bank in the name of Company.
Article LIII“Collections” means, with respect to each Business and any other Collateral, any and all cash collections and other cash proceeds from such Business (whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment) or other Collateral, including, without limitation, (i) all dividends or other distributions, direct or indirect, on account of any shares of any class of Capital Stock of such Business; (ii) all proceeds from the redemption, retirement or similar payments, direct or indirect, of any shares of any class of Capital Stock of such Business; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Business; (iv) all Shared Cost Allocation, fees, charges and other payments (however styled) payable to Parent or its Affiliates (including Company) in respect of such Business; (v) all proceeds of the sale or other disposition by Parent or any of its Affiliates (including any Credit Party) of any Business or any shares of any class of Capital Stock of such Business; (vi) all Recoveries with respect to each Business that is a Charged-Off Business, all investment proceeds and other investment earnings (net of losses and investment expenses) on Collections as a result of the investment thereof and all deposits, payments or Recoveries made in respect of any Business to the Collection Account or received by any Credit Party or any Subsidiary thereof in respect of a Business; (vii) any payments on a Parent Working Capital Loan; and (viii) to the extent not covered above, all payments resulting from the disposition of any Business, including any Asset Sale Proceeds and excluding (i) payments made between any Businesses, (ii) payments for insurance, banking, accounting, equipment leases and other similar payments to any Affiliate of Company, and (iii) rental payments paid to any Affiliate of Company. Notwithstanding anything to the contrary contained herein, (i) all cash, collections or other receipts of an entity in which any Credit Party owns an interest (including a Business, but excluding any other Credit Party) are not Collections and (ii) any cash, collections or other receipts of a Business will be deemed not to be Collections if such amounts are exchanged for goods and/or services at fair market value.
Article LIV“Commitment” means the commitment of a Lender to make or otherwise fund any Term Loan and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment as of the Closing Date is set forth on Appendix A. The aggregate amount of the Commitments as of the Closing Date is $130,000,000.
Article LV“Company” has the meaning set forth in the preamble hereto.

Article LVI“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
Article LVII“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
Article LVIII“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, the aggregate EBITDA of the Company and all Subsidiaries of the Company.

Article LIX“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
Article LX“Credit Document” means any of this Agreement, the Term Loan Notes, if any, the Collateral Documents, the Fee Letter and all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of any Agent or any Lender in connection herewith.
Article LXI“Credit Extension” means the making of a Term Loan.
“Credit Party” means Company and each Subsidiary Guarantor.
Article LXII“Cure Expiration Date” has the meaning set forth in Schedule 1.1.1.
Article LXIII“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Article LXIV“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

Article LXV“Deposit Account” means a “deposit account” (as defined in the UCC), including a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
Article LXVI“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any Capital Stock into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock), pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable (other than solely for Capital Stock) at the option of the holder thereof, in whole or in part, in each case except as a result of a customarily defined change of control or asset sale that would constitute a Change of Control or Event of Default hereunder, on or prior to the date that is ninety one (91) days after the Maturity Date at the time of issuance of such Capital Stock. The amount of Disqualified Capital Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Parent and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock or portion thereof, plus accrued dividends. Notwithstanding the foregoing, if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Company or Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by a Credit Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
Article LXVII“Dollars” and the sign “$” mean the lawful money of the United States.
Article LXVIII“EBITDA” means, in respect of Company and each Business for any period, on a consolidated basis, an amount equal to the consolidated net income (or loss) of such Person and each of its Subsidiaries for such period determined in accordance with GAAP, in each case as determined on a consolidated basis and to the extent deducted in determining net income (or loss) of such Person and its Subsidiaries for such period and without duplication, plus
(a)interest expense;
(b)taxes;
(c)depreciation and amortization;
(d)non-cash charges, losses or expenses (including non-cash impairment charges of goodwill or intangible assets and non-cash gains or losses associated with the disposition of assets);
(e)payments in respect of earn outs and contingent consideration obligations if paid by such Business;
(f)non-cash, equity-based compensation expense to employees;
(g)(x) the Closing Date Transaction Costs so long as such fees, costs and expenses were not paid later than one hundred eighty (180) days after the Closing Date and (y) other reasonable and documented non-recurring out-of-pocket third-party costs and expenses incurred in connection with any Investment to the extent permitted under Section 6.6, Asset Sale, issuance of Capital Stock or other equity-based financing transactions to the extent actually consummated in an aggregate amount not to exceed, when combined with all amounts described in this clause (g), clause (h), clause (i) and clause (l) (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year;

(h)severance costs, lease termination costs, relocation costs, restructuring charges, facility consolidation, retention or completion bonuses, non-recurring litigation-related expenses not covered by insurance as evidenced by a reasonably detailed statement or schedule of such costs and expenses provided by Company in an aggregate amount not to exceed, when combined with all amounts described in this clause (h), clause (g), clause (i) and clause (l) (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year;
(i)Pro Forma Adjustments in an aggregate amount not to exceed, when combined with all amounts described in this clause (i), clause (g), clause (h) and clause (l) (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year;
(j)any other item Company and the Administrative Agent mutually deem to be appropriate (with any such determination by the Administrative Agent to be in its sole and absolute discretion);
(k)any Shared Cost Allocation paid or remitted by such Business during such period in an aggregate amount not to exceed $17,500,000 for any period; and
(l)any integration expenses of such Business within 12 months of acquisition by the Parent during such period, less any gain on forgiveness of debt during such period, in an aggregate amount not to exceed $50,000 for any period; provided that any calculation of EBITDA for any Business for any period (or portion thereof) occurring prior to the date of acquisition of such Business by Parent or one of its Subsidiaries shall be subject to the Pro Forma Adjustments in an aggregate amount not to exceed, when combined with all amounts described in this clause (l), clause (g), clause (h) and clause (i) (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year.
Article LXIX“EBITDA Yield” means, for any period, the quotient, expressed as a percentage, determined by dividing (a) EBITDA of the Businesses for such period, by (b) the Net Debt of the Businesses as of the last day of such period. For purposes of this definition, EBITDA attributable to any Business for any period shall be calculated as the sum of (x) the result of (1) EBITDA of the applicable Business minus the Shared Cost Allocation paid with respect to such Business multiplied by (2) the Applicable Percentage with respect to such Business plus (y) the Shared Cost Allocation paid with respect to such Business, in each case, for such period.
Article LXX“Eligible Assignee” means (i) any Lender, any Lender Affiliate (other than a natural person) or any Related Fund and (ii) any other Person (other than a natural Person) approved by the Administrative Agent and, provided no Event of Default has occurred and is continuing, Company (such approval not to be unreasonably withheld, delayed or conditioned); provided, that neither Parent nor any Affiliate of Parent shall, in any event, be an Eligible Assignee.
Article LXXI“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates, or under which Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has any liability.
Article LXXII“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute.
Article LXXIII“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal

Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period, but only to the extent that such Person could be liable under the Internal Revenue Code or ERISA as a result of its relationship with such former ERISA Affiliate.
Article LXXIV“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 303(e) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Parent, any of its Subsidiaries or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates of fines, penalties, Taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan of Parent, any of its Subsidiaries, or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates, or the assets thereof, or against Parent, any of its Subsidiaries or, with respect to any Pension Plan or Multiemployer Plan, any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.
Article LXXV“Event of Default” has the meaning set forth in Section 7.1.

Article LXXVI“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
Article LXXVII“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or the Administrative Agent or required to be withheld or deducted from a payment to an Affected Party or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of an Affected Party its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of an Affected Party, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Person acquires such interest in the Term Loan (other than pursuant to an assignment request by Company under Section 2.16) or (ii) such Person changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person became a party hereto or to such Person immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 2.15(e) and (d) any withholding Taxes imposed under FATCA.
Article LXXVIII“Existing i80 Credit Facility” means the credit facility documented by that certain Credit Agreement, dated as of May 4, 2021, by and among Teamshares Continuity Holdings LLC, Parent, the parties thereto as lenders and i80 Group LLC, as administrative agent and collateral agent (as amended, modified or otherwise supplemented in writing prior to the Closing Date).
Article LXXIX“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into pursuant to the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.
Article LXXX“FCPA” has the meaning set forth in Section 4.24(b).
Article LXXXI“Fee Letter” means the letter agreement dated as of the Closing Date, between the Company and the Administrative Agent.
Article LXXXII“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
Article LXXXIII“Financial Covenants” means the financial covenants set forth on Schedule 1.1.1.
Article LXXXIV“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer

(or the equivalent thereof) of Parent, substantially in the form of Exhibit G, that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
Article LXXXV“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and is the only Lien to which such Collateral is subject.
Article LXXXVI“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
Article LXXXVII“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.
“Floor” means a rate of interest equal to 3.0% per annum.
Article LXXXVIII“Free Cash Flow” means, in respect of each Business for any period, an amount equal to the EBITDA of the Businesses for such period, minus, in each case if applicable, the amount of any Capital Expenditures paid in cash during such period.
Article LXXXIX“Free Cash Flow Yield” means, for any period, the quotient, expressed as a percentage, determined by dividing (a) Free Cash Flow of the Businesses for such period, by (b) the Net Debt of the Businesses as of the last day of such period. For purposes of this definition, Free Cash Flow attributable to any Business for any period shall be calculated as the sum of (x) the result of (1) Free Cash Flow of the applicable Business minus the Shared Cost Allocation paid with respect to such Business multiplied by (2) the Applicable Percentage with respect to such Business plus (y) the Shared Cost Allocation paid with respect to such Business, in each case, for such period.
Article XC“Foreign Lender” means any Affected Party that is not a U.S. Person.
Article XCI“Funding Notice” means a notice substantially in the form of Exhibit A.
Article XCII“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
Article XCIII“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
Article XCIV“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
Article XCV“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (i) through (vii) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (i) through (vii) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
Article XCVI“Guarantor” means Parent, Teamshares and each Subsidiary Guarantor.
Article XCVII“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
Article XCVIII“Historical Financial Statements” means as of the Closing Date, the internally prepared, unaudited financial statements of Parent and its Subsidiaries (i) for the Fiscal Year ended 2025, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for all months and Fiscal Quarters ended after December 31, 2025 and at least 30 days prior to the Closing Date, balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such periods, in the case of clauses (i) and (ii), certified by the chief financial officer (or the equivalent thereof) of Parent that they fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.
Article XCIX“Holdco Subsidiary” means, as of any date of determination, any Subsidiary of the Company that (a) directly or indirectly owns Capital Stock of one or more Businesses, (b) holds no material assets other than such Capital Stock, and (c) does not engage in any operating business or activity other than the ownership of such Capital Stock and activities incidental thereto. The Subsidiaries constituting Holdco Subsidiaries as of the Closing Date are set forth on Schedule 4.15.
Article C“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
Article CI“Indebtedness” as applied to any Person, means, without duplication:
(i)all indebtedness for borrowed money;

(ii)that portion of obligations with respect to Finance Leases that is properly classified as a liability on a balance sheet in conformity with GAAP;
(iii)notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(iv)any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business that are unsecured and not overdue by more than ninety (90) days unless being contested in good faith and any such obligations incurred under ERISA) to the extent such amounts are then due and payable in accordance with GAAP;
(v)all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person;
(vi)the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings;
(vii)all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes;
(viii)all Disqualified Capital Stock; and
(ix)all Guarantees of such Person in respect of any of the foregoing.
Article CII“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any amounts not otherwise payable by the Credit Parties under Section 2.15(b)(ii) but including the reasonable and documented fees and disbursements of one (1) counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity), whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents, the Organizational Documents of the Credit Parties, or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)).
Article CIII“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Company under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
Article CIV“Indemnitee” has the meaning set forth in Section 9.3.
Article CV“Indemnitee Agent Party” has the meaning set forth in Section 8.6.
Article CVI“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other Debtor Relief Law, including any state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intercompany Note” means a promissory note substantially in the form of Exhibit I or such other form approved by the Administrative Agent and Company.
Article CVII“Interest Payment Date” means the 25th day after the end of each Monthly Period, and if such date is not a Business Day, the next succeeding Business Day.
Article CVIII“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
Article CIX“Investment” means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance or capital contributions by any Credit Party to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.
Article CX“IRS” means the United States Internal Revenue Service.
Article CXI“Joinder” means a joinder agreement in the form of Annex I to the Security Agreement, together with the updated Schedules to the Security Agreement as required thereby.
Article CXII“Key Person” means each of Alex Eu and Michael Brown.
Article CXIII“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement.
Article CXIV“Lender Affiliate” means, as applied to any Lender or Agent, any Related Fund and any Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by appointment of the board, by contract or otherwise.
Article CXV“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
Article CXVI“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

Article CXVII“Material Adverse Effect” means, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Credit Parties and their Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to perform its material obligations under the Credit Documents, (iii) the validity or enforceability of any Credit Document or (iv) the existence, perfection, priority or enforceability of any security interest in a material portion of the Collateral.
Article CXVIII“Material Subsidiary” means, as of any date of determination, (i) any Subsidiary of the Company (including any Business) having Revenue for the most recently ended Test Period in excess of $500,000 and (ii) any Holdco Subsidiary. The Subsidiaries constituting Material Subsidiaries as of the Closing Date are set forth on Schedule 1.1.2. Notwithstanding the foregoing, any Subsidiary that has any right, title or interest in any material assets necessary for the business of the Company shall constitute a Material Subsidiary.
Article CXIX“Maturity Date” means the date that is the 48-month anniversary of the Closing Date.
Article CXX“Monthly Period” means the period (i) initially, commencing on and including the Closing Date and ending on and including the last day of the calendar month in which the Closing Date occurs; and (ii) thereafter, commencing on and including the first day of each calendar month and ending on and including the last day of such month or, if earlier, the Termination Date.
Article CXXI“Moody’s” means Moody’s Investor Services, Inc.
Article CXXII“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.
Article CXXIII“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
Article CXXIV“NAICS” means the North American Industry Classification System.
Article CXXV“Net Cash Proceeds” means with respect to any equity issuance, the cash proceeds thereof, net of all Taxes and reasonable investment banker’s fees, accountants’ fees, consulting fees, underwriting discounts or commissions, reasonable legal fees and other reasonable costs and other expenses incurred in connection therewith.
Article CXXVI“Net Debt” means, as of any date of determination, the outstanding amount of Indebtedness less unrestricted cash at Company and at each Business.
Article CXXVII“Net Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Net Debt of the Company and the Subsidiary Guarantors as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date.
Article CXXVIII“Obligations” means all obligations of every nature of Parent, Teamshares and each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them, in each case under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to any Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against a Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

Article CXXIX“OFAC” has the meaning set forth in Section 4.24(a).
Article CXXX“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended and (v) with respect to any trust, its trust agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
Article CXXXI“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).
Article CXXXII“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
Article CXXXIII“Parent” has the meaning given in the preamble hereto, and when used shall refer to Parent in its various capacities under the Credit Documents.
Article CXXXIV“Parent Preferred Equity Documentation” means that certain Perpetual, Non-Voting, Non-Convertible Preferred Stock Purchase Agreement, dated as of September 23, 2026, as amended, restated, modified or supplemented from time to time, and the other documentation executed in connection therewith.
Article CXXXV“Parent Working Capital Loan” means, in respect of each Business, an unsecured, interest free and non-recourse working capital loan provided by Parent to such Business; provided that all repayments in respect thereof shall be remitted directly to the Collection Account by such Business and shall be subject to the priorities of payment set forth in Section 2.11.
Article CXXXVI“Participant Register” has the meaning set forth in Section 9.5(h).
Article CXXXVII“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
Article CXXXVIII“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or Title IV of ERISA.
Article CXXXIX“Permitted Asset Sale” means:

Article CXL(a)    the sale of (i) obsolete, excess, damaged, worn out or replaced equipment or excess equipment no longer useful in the business of the Credit Parties and their Subsidiaries, (ii) inventory, equipment, products, and goods held for sale in the ordinary course of business, (iii) other immaterial assets for fair market value, the proceeds of which do not in the aggregate exceed $1,000,000 in any fiscal year, (iv) delinquent accounts receivable in connection with the compromise, settlement or collection thereof, (v) intellectual property that is no longer material, either individually or in the aggregate, to the conduct of business of the Credit Parties or any of their Subsidiaries as determined by such Credit Party in its reasonable business judgment and (vi) Cash and Cash Equivalents consistent with past practices (and for the avoidance of doubt, not in violation of any restriction hereunder);
Article CXLI(b)    the conveying, selling, assigning, transferring, licensing or sublicensing, ceasing to enforce, allowing to lapse, abandonment or invalidation of, or discontinuing the use, prosecution or maintenance of, putting into the public domain, or other disposition of any intellectual property, in each case that does not and could not reasonably be expected to interfere in any material respect with the ordinary conduct of the business of the Credit Parties and their Subsidiaries and that is either: (i) in the ordinary course of business; or (ii) in the reasonable judgment of the Credit Parties, no longer used or useful, or economically practicable to maintain, or in respect of which the Credit Party determines in its reasonable judgment that such action or inaction is desirable and will not adversely impact the business of the Credit Parties and their Subsidiaries in any material respect;
Article CXLII(c)    the sale or discount without recourse of accounts receivable in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing activity;
Article CXLIII(d)    the sale or transfer of property or assets solely among Credit Parties;
Article CXLIV(e)    the sale or disposition for fair market value of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property substantially contemporaneously or (ii) the proceeds thereof are promptly applied to the purchase price of such replacement property;
Article CXLV(f)    the issuance by Parent of Capital Stock that is not Disqualified Capital Stock (other than to the extent such issuance would result in a Change of Control); and
Article CXLVI(g)    the sale or disposition of other property or assets for fair market value, provided that (i) no Default or Event of Default then exists or would immediately be caused thereby and (ii) at least 75% of the consideration therefor shall consist of Cash or Cash Equivalents.
Article CXLVIINotwithstanding anything to the contrary in the foregoing, the sale of all or substantially all of the assets of a Business or the equity interests of any Subsidiary shall not constitute a Permitted Asset Sale without the prior written consent of the Administrative Agent.
Article CXLVIII“Permitted Debt” means
Article CXLIX(a)    Indebtedness incurred under this Agreement;
Article CL(b)    Parent Working Capital Loans; and

Article CLI(c)    other Indebtedness at any time outstanding not to exceed $9,000,000.
Article CLII“Permitted Liens” means:
Article CLIII(a) Liens created in favor of the Collateral Agent under the Credit Documents;
Article CLIV(b) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or with respect to which the failure to make a payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
Article CLV(c) the Lien in favor of the Account Bank in respect of the Collection Account as provided in the Account Control Agreement and other bankers’ liens imposed by deposit banks in the ordinary course of business encumbering deposits and solely relating to the maintenance of any applicable deposit account;
Article CLVI(d) Liens in existence on the Closing Date which are listed, and the property subject thereto, described on Schedule 6.2;
Article CLVII(e) leases, subleases, licenses or sublicenses (including licenses or sublicenses of intellectual property) granted to other Persons that do not materially interfere with the conduct of the business of a Credit Party or the Subsidiaries, taken as a whole;
Article CLVIII(f) easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances and minor title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of any Credit Party or any of the Subsidiaries;
Article CLIX(g) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into the ordinary course of business;
Article CLX(h) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 7.1(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
Article CLXI(i) Liens incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (including (i) environmental laws and other health and safety regulations, rules and laws and (ii) those required or requested by any Governmental Authority, other than letters of credit, that in each case would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) incurred in the ordinary course of business;

Article CLXII(j) any interest or title of, and any Liens created by, a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business, and in the case of any personal property, which in the aggregate does not materially interfere with the conduct of the business of Company or any Subsidiary, taken as a whole;
Article CLXIII(k) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;
Article CLXIV(l) Liens that may arise on inventory or equipment of any Credit Party or any Subsidiary in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than a Credit Party and the Subsidiaries;
Article CLXV(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Credit Party or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Credit Party or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of any Credit Party or any Subsidiary in the ordinary course of business; and
Article CLXVI(n) other Liens at any time outstanding not to exceed $3,000,000.
Article CLXVII“Permitted Parent Reimbursement Payments” means payments to Parent for reimbursement of ordinary course business expenses and Shared Cost Allocation (and not fees, compensation or allocations of overhead) paid for by Parent for, or on behalf of, any Credit Party and directly related to the operations of the Credit Parties.
Article CLXVIII“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
Article CLXIX“Principal Office” means, for Administrative Agent, Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to Company and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be as set forth on Appendix B (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Company and each Lender).
Article CLXX“Prohibited Business” means any of the following businesses, services or industries: (a) business that manufacture, distribute or sell firearms, other assault weapons or any related supplies or accessories of the foregoing; (b) conflict minerals (as defined by the United States Securities and Exchange Commission), deep sea drilling, owning or operating oil tankers, underground mining, transport of crude (persistent oil) or uranium, coal fired power generation, nuclear power generation, large-scale hydro power generation, new oil sands exploration, new mining of coal, mountaintop removal mining, illegal logging, logging utilizing uncontrolled fire; (c) pornography, adult entertainment, prostitution and/or escort services; (d) pay day lending, or any other business that utilizes predatory lending practices in its business (even if not the primary component of such business); (e) gambling, betting, lotteries, sweepstakes or games of chance, except to the extent any such activity does not constitute a material part of the Revenue of a Business; (f) cryptocurrency; (g) cannabis; (h) patent trolling; (i) animal testing; (j) sale of counterfeit or “gray market” goods and services; (k) sale of controlled substances without the proper pharmaceutical license; (l) (i) get-rich-quick schemes, multi-level marketing, drop-shipping, high frequency and automated third party purchasing or (ii) other activities and practices that the Administrative Agent, in its sole discretion, may deem unfair, deceptive or abusive; (m) illegal activities; (n) businesses that primarily operate in the financial services industry, including lending, banks or bank affiliates, securities brokers, or money transmitters; or (o) any other goods, services or industries which, in the reasonable discretion of the Administrative Agent, involves potential heightened reputational risk to the Administrative Agent or any Lender based on (A) activities involving or impacting critical habitats as defined in the Endangered Species Act (or other similar term under relevant law) or prescribed UNESCO World Heritage sites, (B) any violation of any relevant international environmental agreement or (C) any violation of human rights. Solely for purposes of clauses (l)(ii) and (o) above, if the Administrative Agent has been notified in writing of the business, services or industry of a particular Business, such business, services or industry shall be deemed acceptable to Administrative Agent unless (i) the Administrative Agent shall have notified Company otherwise prior to the applicable transfer date for such Business or (ii) the business, services or industry of such Business changes materially after the applicable transfer date and as a result thereof the Administrative Agent determines in its permitted discretion that such Business is a Prohibited Business, and notifies Company of such determination.
Article CLXXI“Pro Forma Adjustments” means, in respect of any calculation of EBITDA of any Business for any period (or portion thereof) occurring prior to the date of acquisition of such Business by Parent or one of its Subsidiaries, the following adjustments:
Article CLXXII(i)    EBITDA for such period (or portion thereof) shall be further decreased by an amount equal to the allocated replacement cost of a president during such period (or portion thereof); and
Article CLXXIII(ii)    EBITDA for such period (or portion thereof) shall be further increased by an amount equal to (a) compensation paid to relatives of Underlying Business Seller(s) or any person(s) not working in the business but receive compensation, (b) amounts paid for life insurance solely related to the Underlying Business Seller(s), (c) legal, accounting, technology integration and consulting expenses related to the acquisition of the business or related to any restructuring efforts that would not continue in the normal course of business, (d) accounting adjustments as a result of correcting pre-acquisition financial results and practices of the business in conformity with GAAP, (e) pro forma adjustments factually supportable and identifiable by executed agreements and actions enacted in such period, including, but not limited to, go-forward rent expense reductions agreements with the Underlying Business Seller(s) and/or landlords, or vendor cost reductions that may be re-casted back to such period, and (f) costs associated with the termination of any defined benefit, defined contribution or deferred compensation plans, mostly benefiting the Underlying Business Seller(s) that is not expected to continue subsequent to the date of acquisition.
Article CLXXIV“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Term Exposure of that Lender by (b) the aggregate Term Exposure of all Lenders.

Article CLXXV“Recoveries” means, with respect to any Business, all payments (net of any related legal fees and expenses) that any Credit Party received in respect of such Business after such Business became a Charged-Off Business.
Article CLXXVI“Refinancing” means the repayment in full of the Existing i80 Credit Facility, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released, in each case, pursuant to documentation reasonably satisfactory to the Administrative Agent.
Article CLXXVII“Register” has the meaning set forth in Section 2.4(b).
Article CLXXVIII“Related Fund” means, with respect to any Lender that is an investment fund or subsidiary of an investment fund, any other investment fund (or its subsidiary) that invests in commercial loans and that is managed or advised, directly or indirectly, by the same investment advisor as such Lender (or subsidiary of such Lender) or by an Affiliate of such investment advisor.
Article CLXXIX“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
Article CLXXX“Requirements of Law” means as to any Person, any law (statutory or common), treaty, rule, ordinance, order, judgment, Governmental Authorization, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
Article CLXXXI“Requisite Lenders” means one or more Lenders having or holding Term Exposure and representing more than 50% of the sum of the aggregate Term Exposure of all Lenders.
Article CLXXXII“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of a Credit Party now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of a Credit Party now or hereafter outstanding; (iii) any distribution or contribution made to a foreign Affiliate of a Credit Party and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of a Credit Party now or hereafter outstanding, in each case excluding any such payment (a) that is made to a Credit Party and (b) the proceeds of which are deposited into the Collection Account.
Article CLXXXIII“Revenue” means for any period, the revenue of such Person for such period, determined in accordance with GAAP, consistently applied.
Article CLXXXIV“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its permitted successors and assigns.
Article CLXXXV“Sanctions” has the meaning set forth in Section 4.24(a).
Article CLXXXVI“SEC” means the Securities and Exchange Commission of the U.S.

Article CLXXXVII“Secured Parties” shall have the meaning attributed to such term in the Security Agreement.
Article CLXXXVIII“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
Article CLXXXIX“Securities Account” means a “securities account” (as defined in the UCC).
Article CXC“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
Article CXCI“Security Agreement” means that certain Collateral Agreement dated as of the date hereof between each Credit Party, the Collateral Agent and each other “Grantor” a party thereto from time to time, as it may be amended, restated or otherwise modified from time to time.
Article CXCII“Shared Cost Allocation” means, in respect of any Business, the fee or shared cost allocation payable by such Business to any Credit Party in respect of services provided to such Business by any Credit Party or any Subsidiary thereof.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
Article CXCIII“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
Article CXCIV“Solvency Certificate” means a Solvency Certificate of the chief financial officer (or the equivalent thereof) of Company substantially in the form of Exhibit F-2.
Article CXCV“Solvent” means, with respect to any Person, that as of the date of determination, both: (i) (a) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (b) such entity’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such entity is “solvent” within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
Article CXCVI“Specified Post-Closing Business” means (a) each business set forth on Schedule 5.8 that, as of the Closing Date, is owned, directly or indirectly, by Parent but is not then a Subsidiary of the Company and (b) Julia's Homestyle Bakery, LLC, a Tennessee limited liability company. Solely for purposes of calculating EBITDA, Consolidated EBITDA, Net Debt, the Net Debt to

EBITDA Ratio, the EBITDA Yield, the Free Cash Flow Yield and compliance with the Financial Covenants, each Specified Post-Closing Business shall be deemed to be a Business and a Subsidiary of the Company from and after the Closing Date, whether or not it has then become a Subsidiary of the Company.
Article CXCVII“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified, “Subsidiary” means a Subsidiary of a Credit Party.
Article CXCVIII“Subsidiary Guarantor” means each of the Subsidiaries of Company listed on Schedule 1.1.2 and each other Subsidiary that becomes a Subsidiary Guarantor after the Closing Date pursuant to a Joinder in accordance with Section 5.8.
Article CXCIX“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Article CC“Teamshares” has the meaning given in the preamble hereto.
Article CCI“Term Exposure” means, with respect to any Lender as of any date of determination, the Commitments of such Lender (or, if the Term Loans have been drawn, aggregate outstanding principal amount of the Term Loans of such Lender).
Article CCII“Term Loan” means a loan made by a Lender to Company pursuant to Section 2.1.
Article CCIII“Term Loan Note” means a promissory note in the form of Exhibit B hereto, as it may be amended, supplemented or otherwise modified from time to time.
“Term SOFR” means, for any calculation with respect to a Term Loan, the Term SOFR Reference Rate for a one-month interest period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Monthly Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that Term SOFR shall not be less than the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
Article CCIV“Termination Date” means the first date on, and as of, which (a) all Term Loans have been repaid in full in cash and (b) all other Obligations (other than contingent indemnification obligations for which demand has not been made) under this Agreement and the other Credit Documents have been paid in full in cash or otherwise completely discharged.
“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Company most recently ended as of such date of determination for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.1(a) or (b) (or if prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.1(a) or (b), the most recent financial statements referred to in Section 4.8).
Article CCV“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
Article CCVI“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
Article CCVII“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
Article CCVIII“Underlying Business Seller” means, in respect of any Business, the seller, or sellers, as applicable, of such Business to Parent or one of its Subsidiaries.
Article CCIX“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Section 209.1Accounting Terms.
Article CCXExcept as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a) and Section 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(f), if applicable). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Company, the Requisite Lenders or the Administrative Agent shall so request, the Administrative Agent, the Lenders and Company shall negotiate to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP and accounting principles and policies in conformity with those used to prepare the Historical Financial Statements and (b) Company shall provide to the Administrative Agent and each Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. If Administrative Agent, Company and the Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any applicable change in GAAP, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Credit Documents shall be prepared, delivered and made without regard to the underlying change in GAAP.
Section 210.1Interpretation, etc.
Article CCXIAny of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not any limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless specified as “Business Day”, each reference in any Credit Document to “day” shall mean a calendar day. Any reference to a Person shall be deemed to include such Person’s successors and permitted assigns. Any action taken at a time when the applicable basket was available based on EBITDA as then calculated shall not be deemed a violation of this Agreement solely because EBITDA subsequently declines; provided that any future action requiring basket availability shall be measured against EBITDA as calculated at the time of such future action.
Section 211.1Divisions.
Article CCXIIFor all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.
Article CCXIII
LOANS
Section 213.1Term Loans.
(a)Commitments. Each Lender severally agrees to make Term Loans to Company on the Closing Date in an amount equal to such Lender’s Commitment.
(b)Amounts borrowed pursuant to Section 2.1(a) may be repaid only as expressly permitted herein. Any repaid amounts may not be reborrowed.
(c)Each Lender’s Commitment shall expire on the Closing Date. All Term Loans and all other Obligations owed hereunder and under the other Credit Documents shall be due and payable in full on the Maturity Date.
Section 213.2Pro Rata Shares.
Article CCXIVAll Term Loans shall be made by Lenders simultaneously on the Closing Date and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Term Loan hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Term Loan hereunder.
Section 214.1Use of Proceeds.
Article CCXVThe proceeds of Term Loans shall be applied by Company to consummate the Refinancing and to pay fees and expenses connected with this Agreement and the Refinancing. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 215.1Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Term Loans made by it and each repayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Registers and any Lender’s records, the recordations in the Registers shall govern absent manifest error.
(b)Register. The Administrative Agent, acting for this purpose as an agent of Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Commitments and Term Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Commitments and the Term Loans, and each repayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any Term Loan. Company hereby designates the entity serving as the Administrative Agent to serve as Company’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as the Administrative Agent and its officers, directors, employees, agents and Affiliates shall constitute “Indemnitees.”
(c)Term Loan Notes. At the request of any Lender, Company shall execute and deliver to such Lender (and/or, if applicable, to any Person who is an assignee of such Lender pursuant to Section 9.5) promptly after Company’s receipt of such notice a Term Loan Note to evidence such Lender’s Term Loans.
Section 215.2Interest on Loans.
(a)The Term Loans shall accrue interest daily in an amount equal to the product of (i) the unpaid principal amount thereof as of such day and (ii) Term SOFR plus the Applicable Margin as of such date. Interest up to the Cash Interest Rate shall be payable in arrears (A) monthly on each Interest Payment Date, (B) upon the request of the Administrative Agent, during an Event of Default or upon any repayment of the Term Loan, to the extent accrued on the amount being prepaid, and (C) on the Maturity Date.
(b)In computing interest on any Term Loan, the date of the making of such Term Loan shall be included, and the date of payment of such Term Loan shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Term Loan.

Section 215.3Default Interest.
Article CCXVISubject to Section 9.17, upon the occurrence and during the continuance of an Event of Default, upon request of the Administrative Agent, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, all overdue Obligations (including any interest payments on the Term Loans not paid on the Interest Payment Date for the Monthly Period in which such interest accrued or any fees or other amounts owed hereunder), shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable in accordance with Section 2.11(b) at a rate that is 3.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. It is understood and agreed that any additional interest payable under this Section 2.6 shall in all cases constitute part of the Obligations. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits, any such additional interest payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the applicable Event of Default, and Company agrees that it is reasonable under the circumstances.  Such additional interest shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means.  Company expressly agrees that:  (A) such additional interest is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) such additional interest shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and Company giving specific consideration in this transaction for such agreement to pay such additional interest, and (D) Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  Company expressly acknowledges that its agreement to pay such additional interest as herein described is a material inducement to the Lenders to provide the Commitments and make Term Loans hereunder.
Section 216.1Fees.
Article CCXVIIThe Company shall pay the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be deemed fully earned and non-refundable for all purposes under the Credit Documents.
Section 217.1Prepayments; Repayment in full on the Maturity Date.
(a)Prepayments. Company may voluntarily prepay the Term Loans in whole or in part by delivering to the Administrative Agent notice at least three (3) Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to such prepayment. Any such prepayment, along with any other prepayment made for any reason (including after the occurrence of an Event of Default) other than as described in Section 2.8(b), shall be made to the Administrative Agent, on behalf of the Lenders, together with accrued but unpaid interest on the Term Loans. Except as set forth in the Fee Letter, no premium shall be payable on any repayment or prepayment of a Term Loan.
(b)Mandatory Prepayments.
(i)Within ten (10) Business Days of the receipt of any proceeds in respect of any Permitted Asset Sale or any Asset Sale that is not permitted by this Agreement, Company shall prepay principal of the Term Loans in an amount equal to that amount which together with accrued interest thereon is equal to the Asset Sale Proceeds received by any Credit Party or one of its Subsidiaries in connection with such Permitted Asset Sale; provided that the cash proceeds of any Permitted Asset Sale, except for any Permitted Asset Sale that Company intends in good faith to reinvest pursuant to this Section 2.8(b)(i), shall be remitted by the payor thereof directly to the Collection Account and pending any such mandatory prepayment all such proceeds shall be retained in the Collection Account; provided, further that so long as no Event of Default shall have occurred and be continuing, Company or the applicable Subsidiary shall have the option to reinvest the Asset Sale Proceeds received from a Permitted Asset Sale in assets of the type used in or useful to the business of the applicable Subsidiary so long as such reinvestment is made within ninety (90) days from the date of receipt of such Asset Sale Proceeds by such Credit Party or such Subsidiary (or one hundred eighty (180) days of receipt thereof if such Credit Party or any of its Subsidiaries enters into a legally binding commitment to invest such Asset Sale Proceeds within ninety (90) days of receipt thereof). In the event that such Asset Sale Proceeds are not so reinvested prior to the earlier of (i) the last day of such ninety (90) day period or one hundred eighty (180) day period or (ii) the occurrence of an Event of Default, as the case may be, such Credit Party shall prepay the Term Loans in an amount equal to such Asset Sale Proceeds as otherwise set forth in this Section 2.8.
(ii)On the last Business Day of each March, June, September and December, commencing with the Fiscal Quarter ending December 31, 2026, the Company shall pay an installment payment of the principal amount of the Term Loans in an amount equal to the amount set forth below corresponding to such Fiscal Quarter; provided, that any amount due and owing under this Section 2.8(b)(ii) shall be reduced on a dollar-for-dollar basis by the amount of any prepayment of Term Loans made in such period pursuant to Section 2.11; provided, further that if the amount of any prepayment of Term Loans made in any period pursuant to Section 2.11 exceeds the amount set forth in the below chart for such corresponding period, the excess (if any) shall be credited to reduce the succeeding Fiscal Quarter payments on a dollar-for-dollar basis (beginning with the next succeeding Fiscal Quarter payment and each successive payment thereafter):

(i)Fiscal Quarter Ending	(i)Amount
(i)December 31, 2026 and on or before September 30, 2027	(i)$6,250,000
(i)December 31, 2027 and on or before September 30, 2028	(i)$7,500,000
(i)December 31, 2028 and on or before September 30, 2029	(i)$8,750,000
(i)December 31, 2029 and on or before September 30, 2030	(i)$10,000,000
(iii)
(c)Repayment in Full on Maturity Date. On the Maturity Date, Company shall repay (i) the Term Loans and (ii) all other Obligations (other than contingent indemnification obligations for which demand has not been made) under this Agreement and the other Credit Documents, in each case, in full in cash in immediately available funds.

Section 217.2[Reserved].
Section 217.3Collection Account.
(a)Establishment. On or prior to the date hereof, Company shall cause to be established, and thereafter Company shall maintain, the Collection Account, which shall, subject to Section 5.8, be under the springing dominion and control of the Collateral Agent pursuant to the Account Control Agreement and shall bear a designation clearly indicating that the funds and other property credited thereto are held for the Collateral Agent for the benefit of the Secured Parties. All Collections and other proceeds of Collateral shall be deposited directly into the Collection Account and Collections and such proceeds shall not be deposited into any other accounts. All Collections and proceeds of Collateral shall be held in trust for the benefit of Collateral Agent on behalf of the Secured Parties until deposited into the Collection Account for application pursuant to Section 2.11.
(b)Administration. Company will instruct and cause each of its Subsidiaries, including each Business, to deposit all Collections directly into the Collection Account. Company acknowledges and agrees that the funds on deposit in the Collection Account are collateral security for the Obligations secured thereby. Without the prior written consent of the Administrative Agent, Company shall not change such instructions or otherwise permit such instructions to be changed. Company shall not establish or maintain any other Deposit Accounts or Securities Accounts other than the Collection Account without the consent of the Administrative Agent. Company acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default funds in the Collection Account may be applied as provided in Section 2.11(b).
Section 217.4Application of Proceeds.
(a)Application of Amounts in the Collection Account. So long as no Event of Default has occurred and is continuing (after giving effect to the application of funds in accordance herewith on the relevant date), on each Interest Payment Date (except with respect to the proceeds from any Specified Equity Contribution, which shall be permitted to remain in the Collection Account and not subject to the payment provisions of this Section 2.11(a) until the Interest Payment Date that first occurs after the one year anniversary of the date upon which the proceeds from any such Specified Equity Contribution were deposited into the Collection Account; provided, that upon the occurrence and during the continuance of any subsequent Event of Default, such proceeds shall be applied in accordance with Section 2.11(b)), all amounts in the Collection Account shall be applied by the Administrative Agent in the following order:
(i)first, to the Administrative Agent and the Collateral Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent or the Collateral Agent, as applicable, under the Credit Documents;
(ii)second, on a pari passu basis, to the Account Bank to pay any costs, fees and indemnities then due and owing to the Account Bank in respect of the Collection Account;
(iii)third, on a pro rata basis, to the Lenders, to pay costs, fees, and accrued interest for the Monthly Period most recently ended (calculated in accordance with Section 2.5) on the Term Loans and expenses payable pursuant to the Credit Documents;
(iv)fourth, to the Lenders, to pay all other Obligations then due and payable hereunder;
(v)fifth, to the Lenders, to prepay the principal of the Term Loans until repaid in full; and
(vi)sixth, any remainder to Company.
(b)Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, excluding for the avoidance of doubt, any Event of Default that has been or is capable of cure in accordance with the provisions of Schedule 1.1.1, on each Interest Payment Date, all amounts in the Collection Account shall be applied by the Administrative Agent in the following order:
(i)first, to the Administrative Agent and the Collateral Agent to pay any costs, fees or indemnities then due and owing to Administrative Agent or the Collateral Agent, as applicable, under the Credit Documents;
(ii)second, on a pari passu basis, to the Account Bank to pay any costs, fees and indemnities then due and owing to the Account Bank in respect of the Collection Account;
(iii)third, on a pro rata basis, to the Lenders, to pay costs, fees, and accrued interest (calculated in accordance with Section 2.5(a)) on the Term Loans and expenses payable pursuant to the Credit Documents;
(iv)fourth, on a pro rata basis, to the Lenders, until the Term Loans are paid in full;
(v)fifth, to the Lenders, to pay all other Obligations then due and payable hereunder; and
(vi)sixth, any remainder to Company.
Section 217.5General Provisions Regarding Payments.
(a)All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and paid not later than 12:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds. Funds received after that time on such due date shall be deemed to have been paid by Company on the next Business Day (provided, that any application of funds by the Administrative Agent pursuant to Section 2.11 on any Interest Payment Date shall be deemed for all purposes to have been made in accordance with the deadlines and payment requirements described in this Section 2.12).
(b)Administrative Agent shall promptly cause to be distributed to each Lender, at such address as such Lender shall indicate in writing, the applicable Pro Rata Share of each such Lender of all payments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.
(c)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of any fees or other amounts due hereunder.
(d)Except as set forth in the proviso to Section 2.12(a), any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) shall be a non-conforming payment. Any such payment shall not be deemed to have been received until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice via electronic mail to Company if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate otherwise applicable to such paid amount from the date such amount was due and payable until the date such amount is paid in full.

Section 217.6Ratable Sharing.
Article CCXVIIILenders hereby agree among themselves that, except as otherwise provided herein or in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents, or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than such Lender would be entitled pursuant to this Agreement (after giving effect to the priority of payments determining application of payments to the Lenders), then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that the recovery of such Aggregate Amounts Due shall be shared by the applicable Lenders in proportion to the Aggregate Amounts Due to them pursuant to this Agreement; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
Section 218.1Increased Costs; Capital Adequacy.
(a)Compensation for Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), in the event that any Affected Party shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Affected Party with any guideline, request or directive issued or made after the date hereof (or with respect to any Lender which becomes a Lender after the date hereof, effective after such date) by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Affected Party (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to its obligations under this Agreement or any of the other Credit Documents or any payments to such Affected Party (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC or other insurance or charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Party; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Affected Party (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Affected Party of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Affected Party (or its applicable lending office) with respect thereto; then, in any such case, if such Affected Party deems such change to be material, Company shall promptly pay to such Affected Party, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Affected Party for any such increased cost or reduction in amounts received or receivable hereunder and any reasonable expenses related thereto. Such Affected Party shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Affected Party shall have determined in its sole discretion (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by any Affected Party (or its applicable lending office) or any company controlling such Affected Party with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Affected Party or any company controlling such Affected Party as a consequence of, or with reference to, such Affected Party’s Term Loans or Commitments, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Affected Party or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Affected Party or such controlling company with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Company from such Affected Party of the statement referred to in the next sentence, Company shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or such controlling company for such reduction. Such Affected Party shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Affected Party under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.14 shall apply, without limitation, to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any Governmental Authority (x) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended to the date hereof and from time to time hereafter, and any successor statute and (y) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.
(c)Delay in Requests. Failure or delay on the part of any Affected Party to demand compensation pursuant to the foregoing provisions of this Section 2.14 shall not constitute a waiver of such Affected Party’s right to demand such compensation, provided that Company shall not be required to compensate an Affected Party pursuant to the foregoing provisions of this Section 2.14 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Affected Party notifies Company of the matters giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor.
Section 218.2Taxes; Withholding, etc.
(a)Payments to Be Free and Clear. All sums payable by Company hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.
(b)Withholding of Taxes. If Company or the Administrative Agent is required by law (as determined in the good faith discretion of Company or the Administrative Agent) to make any deduction or withholding on account of any Tax from any sum paid or payable by Company to an Affected Party under any of the Credit Documents: (i)  Company or the Administrative Agent shall be entitled to make such deduction or withholding and timely pay any such Tax to the relevant Governmental Authority in accordance with applicable law; (ii) if such Tax is an Indemnified Tax, the sum payable by Company in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding (and any withholdings imposed on additional amounts payable under this paragraph), such Affected Party receives a sum equal to what it would have received had no such deduction or withholding been made; and (iii) as soon as practicable after the payment of any Tax which it is required by clause (i) above to pay to a Governmental Authority, Company shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)Indemnification by Company. Company shall indemnify each Affected Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Company by an Affected Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of an Affected Party, shall be conclusive and binding upon all parties hereto absent manifest error.
(d)Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.5(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)Status of Affected Parties and the Administrative Agent. (i) Any Affected Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Company and the Administrative Agent, at the time or times reasonably requested by Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Party, if reasonably requested by Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Company or the Administrative Agent as will enable Company or the Administrative Agent to determine whether or not such Affected Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.15(e)(ii)) shall not be required if in the Affected Party’s reasonable judgment such completion, execution or submission would subject such Affected Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Party.
(i)Without limiting the generality of the foregoing,
(A)any Affected Party that is a U.S. Person shall deliver to Company and the Administrative Agent on or prior to the Closing Date or the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the Closing Date or the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Company or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to Company as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the Closing Date or the date on which such Foreign Lender becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to an Affected Party under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Person shall deliver to Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or the Administrative Agent as may be necessary for Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Person has complied with such Person’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)Each Affected Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Company and the Administrative Agent in writing of its legal inability to do so.
(f)The Administrative Agent shall assume primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 and Form 1042-S reporting and backup withholding responsibility with respect to payments it receives on account of any Affected Party. If the Administrative Agent is a U.S. Person, then it shall, on or prior to the Closing Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes Administrative Agent, co-agent or sub-agent hereunder), provide Company with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal backup withholding. If the Administrative Agent is not a U.S. Person, then it shall, on or prior to the Closing Date (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent, co-agent or sub-agent hereunder), provide Company with, (A) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8) claiming an exemption from U.S. withholding tax, and (B) with respect to payments made to the Administrative Agent on behalf of any Affected Party, two properly completed and executed copies of IRS Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (1) a “qualified intermediary” which has assumed primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility, or (2) a U.S. branch providing such form as evidence of its agreement with Company to be treated as a “U.S. person” for U.S. federal withholding Tax purposes (as contemplated by Section 1.1441-1(b)(2)(iv)(A) of the United States Treasury Regulations) and that the payments it receives for the account of such Affected Parties are not effectively connected with the conduct of its trade or business in the United States. If any form or certification the Administrative Agent previously delivered expires or becomes obsolete or inaccurate in any respect, it will promptly update such form or certification.
(g)Payment of Other Taxes by Company. Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
Section 218.3Obligation to Mitigate.
Article CCXIXEach Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Party or that would entitle such Lender to receive payments under Section 2.14 and/or Section 2.15, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14 and/or Section 2.15 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless Company agrees to pay all reasonable and incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive and binding upon all parties hereto absent manifest error.
Section 219.1Intention of Parties.
Article CCXXIt is the intention of the parties that the Term Loans be characterized as indebtedness for federal income Tax purposes. The terms of the Term Loans shall be interpreted to further this intention and neither the Lenders nor Company will take an inconsistent position on any federal, state or local tax return, report or declaration.
Section 220.1Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and Company may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.18.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of Term SOFR (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Term SOFR” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
Article CCXXI
CONDITIONS PRECEDENT
Section 221.1Closing Date.
Article CCXXIIThe obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.4, of the following conditions on or before the Closing Date:
(a)Credit Documents. The Lenders shall have received copies of each Credit Document, executed and delivered by each applicable Person, and in each case satisfactory to the Lenders.
(b)[Reserved].
(c)Organizational Documents; Incumbency. The Lenders shall have received (i) copies of each Organizational Document executed and delivered by Parent, Teamshares, the Company, each Holdco Subsidiary and each Subsidiary of the Company (including any Business) having Revenue for the most recently ended fiscal year greater than $5,000,000, as applicable, and, to the extent applicable, (x) certified as of the Closing Date or a recent date prior thereto by the appropriate governmental official and (y) certified by its secretary or an assistant secretary as of the Closing Date, in each case as being in full force and effect without modification or amendment; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Person (or, if applicable, the managing member of such Person) approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of incorporation, organization or formation and, with respect to Company, in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as the Lenders may reasonably request.
(d)Capital Structure. The capital structure of each Credit Party shall be as described in Section 4.2.
(e)Transaction Costs. (i) Company shall have paid in full all fees to be received by the Administrative Agent and each Lender on or prior to the Closing Date; and (ii) the accrued reasonable and documented fees and expenses of counsel to the Administrative Agent incurred in connection with the transactions contemplated hereby shall have been paid by Company.
(f)Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to be obtained by them, in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lenders.
(g)Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral, the Credit Parties shall deliver:
(i)evidence satisfactory to the Lenders of the compliance by each Credit Party with its obligations under the Security Agreement and the other Collateral Documents (including, without limitation, its obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);
(ii)evidence that the agreement establishing the Collection Account has been duly executed and delivered by Company and that the Collection Account is subject to the springing dominion and control of the Collateral Agent pursuant to the Account Control Agreement in accordance with Section 2.10(a), in form and substance reasonably satisfactory to the Lenders.
(iii)the results of a recent search, by a Person satisfactory to Lenders, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of Parent, Teamshares, the Company, each Holdco Subsidiary and each Subsidiary of the Company (including any Business) having Revenue for the most recently ended fiscal year greater than $5,000,000 in the jurisdictions specified by Lenders, together with copies of all such filings disclosed by such search, and UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search;
(iv)evidence that the Credit Parties and Parent have each taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Lenders.
(h)Financial Statements. The Lenders shall have received from Company the Historical Financial Statements.
(i)Evidence of Insurance. Lenders shall have received a certificate from the Credit Parties’ insurance broker, or other evidence satisfactory to the Administrative Agent that all insurance required to be maintained under Section 5.4 is in full force and effect.
(j)Opinions of Counsel to Company. The Lenders and counsel to the Lenders shall have received executed copies of the favorable written opinions of Mayer Brown LLP, counsel for the Credit Parties, addressed to the Administrative Agent, the Collateral Agent, and each Lender, as to such matters as the Lenders may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Lenders (and the Credit Parties and Parent hereby instruct such counsel to deliver such opinions to Agents and Lenders).
(k)Solvency Certificate. On the Closing Date, the Lenders shall have received a Solvency Certificate from the Credit Parties dated as of the Closing Date and addressed to the Administrative Agent, the Collateral Agent and each Lender, and in form, scope and substance satisfactory to the Lenders, with appropriate attachments and demonstrating that after giving effect to the consummation of the Credit Extensions to be made on the Closing Date, the Company and its Subsidiaries (on a consolidated basis) are and will be Solvent.
(l)Closing Date Certificate. The Credit Parties shall have delivered to the Administrative Agent an executed Closing Date Certificate.
(m)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the sole discretion of the Administrative Agent, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or that would reasonably be expected to result in a Material Adverse Effect.
(n)No Material Adverse Change. Since December 31, 2025, no event, circumstance or change shall have occurred that has caused or evidences, or would reasonably be expected to cause or evidence, either in any case or in the aggregate, a Material Adverse Effect.
(o)Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Lenders and counsel to the Lenders, and the Lenders, and counsel to the Lenders shall have received all such counterpart originals or certified copies of such documents as they may reasonably request.
(p)Due Diligence. The Lenders shall have completed their business, financial, accounting, regulatory and legal due diligence review of each Credit Party and their respective subsidiaries and the transactions contemplated by the Credit Documents, in each case, with results satisfactory to the Lenders.
(q)Know Your Customer; Collateral. The Lenders shall have received background checks, collateral audits, and any documents and information regarding each Credit Party as has been reasonably requested by the Lenders that they determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act.
(r)[Reserved].
(s)Additional Information. The Lenders shall have received all such other information and documents as may be reasonably requested prior to the Closing Date.
(t)Funding Notice. Administrative Agent shall have received a Funding Notice executed by an Authorized Officer.
(u)Refinancing. The Collateral Agent shall have received (i) a payoff letter executed with respect to the Refinancing, (ii) appropriately prepared terminations with respect to any control agreement related to any Deposit Account, and (iii) appropriately prepared UCC-3 termination statements for all UCC-1 financing statements filed in connection with the Existing i80 Credit Facility.
(v)Financial Covenant Closing Condition. The Net Debt to EBITDA Ratio for the period of four Fiscal Quarters ended June 30, 2026 shall not be greater than 2.75 to 1.00.
(w)Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (other than any representation or warranty which is qualified by materiality or “Material Adverse Effect”, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Closing Date.
(x)No Event of Default. No event shall have occurred and be continuing or would result from the consummation of this Agreement on the Closing Date that would constitute an Event of Default.
Article CCXXIII
REPRESENTATIONS AND WARRANTIES
Article CCXXIVIn order to induce Agents and Lenders to enter into this Agreement and to make the Credit Extensions to be made thereby on the Closing Date, each Credit Party represents and warrants to each Agent and Lender, on the Closing Date, that the following statements are true and correct:
Section 224.1Organization; Requisite Power and Authority; Qualification; Other Names.
Article CCXXVEach Credit Party (a) is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Except as set forth on Schedule 4.1, no Credit Party operates or does business under any assumed, trade or fictitious name other than has been disclosed to the Administrative Agent. Company has no Subsidiaries other than Businesses and holding companies of Businesses.
Section 225.1Capital Stock and Ownership.
Article CCXXVIThe Capital Stock of each Credit Party has been duly authorized and validly issued and is fully paid and non-assessable. All membership interests (i) of Teamshares are owned by Parent and (ii) of Company are owned by Teamshares.
Section 226.1Due Authorization.
Article CCXXVIIThe execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary action of such Credit Party.
Section 227.1No Conflict.
Article CCXXVIIIThe execution, delivery and performance by each Credit Party of the Credit Documents to which it is party and the consummation of the transactions contemplated by the Credit Documents do not and will not: (a) violate in any material respect any provision of any law or any governmental rule or regulation applicable to such Credit Party, any of the Organizational Documents of such Credit Party, or any order, judgment or decree of any court or other Governmental Authority binding on such Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party that has not been secured prior to the Closing Date.
Section 228.1Governmental Consents.
Article CCXXIXThe execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date other than those that have already been obtained and are in full force and effect.
Section 229.1Binding Obligation.
Article CCXXXEach Credit Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party, and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 230.1[Reserved].
Section 230.2Historical Financial Statements.
Article CCXXXIThe Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.
Section 231.1No Material Adverse Effect.
Article CCXXXIISince December 31, 2025, no event, circumstance or change has occurred that has caused or evidences the occurrence of, either individually or in the aggregate, a Material Adverse Effect.
Section 232.1Adverse Proceedings, etc.
Article CCXXXIIIThere is no Adverse Proceeding pending or, to the knowledge of any Credit Party, threatened, against any Credit Party or Subsidiary which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect. No Credit Party or Subsidiary is subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other Governmental Authority, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 233.1Payment of Taxes.
Article CCXXXIVExcept as otherwise permitted under Section 5.3 or the failure to do so would not reasonably be expected to result in a Material Adverse Effect, all tax returns and reports of each Credit Party required to be filed by it have been timely filed (subject to applicable extensions), and all Taxes, whether or not shown on such tax returns to be due and payable and upon any Credit Party and upon its properties, assets, income, businesses and franchises which are due and payable, have been paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Credit Party knows of a proposed material Tax assessment against any Credit Party which is not being actively contested by it in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
Section 234.1Title to Assets.
Article CCXXXVEach Credit Party has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.1. Except for Permitted Liens, all such properties and assets are free and clear of Liens. Except as provided in the Security Agreement with respect to any Grantor other than Company, all Liens purported to be created in any Collateral pursuant to any Collateral Document in favor of Collateral Agent are First Priority Liens.
Section 235.1No Indebtedness.
Article CCXXXVINo Credit Party has any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement or otherwise permitted hereunder.
Section 236.1No Defaults.
Article CCXXXVIINo Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default.
Section 237.1Holdco Subsidiaries.
Article CCXXXVIIINo Holdco Subsidiary has any Indebtedness, other than the Obligations incurred under this Agreement and the other Credit Documents, and no property or asset of any Holdco Subsidiary (including the Capital Stock of any Business or other Subsidiary owned by it) is subject to any Lien, other than Liens created under the Credit Documents in favor of the Collateral Agent, for the benefit of the Secured Parties.
Section 238.1[Reserved].
Section 238.2Governmental Regulation.
Article CCXXXIXNo Credit Party is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party is required to register as an investment company under the Investment Company Act of 1940.
Section 239.1Margin Stock.
Article CCXLNo Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

No part of the proceeds of the Term Loans made to Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
Section 240.1Employee Benefit Plans.
(a)No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect or result in a Lien under ERISA or Internal Revenue Code Section 430 on any assets of Company.
(b)[Reserved].
(c)Assuming the Term Loans are funded or held with “plan assets” or any “employee benefit plan” as defined in Section 3(3) of ERISA or any “plan” as defined in Section 4975 of the Internal Revenue Code, the execution and delivery of this Agreement and the transactions contemplated thereunder will not involve any non-exempt prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Internal Revenue Code or a violation of restrictions substantially similar to Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Internal Revenue Code.
Section 240.2Solvency; Fraudulent Conveyance.
Article CCXLIThe Company and its Subsidiaries, on a consolidated basis, are Solvent. No Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors.
Section 241.1Compliance with Statutes, etc.
Article CCXLIIEach Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities (including, without limitation, all Requirements of Law), in respect of the conduct of its business and the ownership of its property, in each case, in all material respects.
Section 242.1Matters Pertaining to Certain Agreements.
Article CCXLIIIEach Credit Party has delivered, or caused to be delivered, to each Agent and each Lender complete and correct copies of (i) the Organizational Documents of each Credit Party as of the Closing Date, and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of such Organizational Documents entered into after the date hereof.
Section 243.1Disclosure.
Article CCXLIVNo documents, certificates, written statements or other written information furnished to the Secured Parties by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby as of the date provided, taken as a whole, contains any untrue statement of a material fact, or taken as a whole, omits to state a material fact (known to a Credit Party, in the case of any document not furnished by a Credit Party) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, provided, that, projections and pro forma financial information contained in such materials were prepared based upon good faith estimates and assumptions believed by the preparer thereof to be reasonable at the time made, it being recognized by the Secured Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
Section 244.1Sanctions; Anti-Corruption.
(a)None of Parent, Teamshares or any Credit Party or, to the knowledge of Parent, Teamshares or any Credit Party, any of their Subsidiaries, any director, officer, employee, agent, or affiliate of Parent, Teamshares, any Credit Party, or any of their Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) listed in any sanctions related list of designated persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Credit Party (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, as of the Closing Date, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea, Syria and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).
(b)Parent, Teamshares and each Credit Party, and to their knowledge, their Subsidiaries and their respective directors, officers and employees and agents, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Subject to Section 5.8(i), Parent, Teamshares, each Credit Party and their Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.
Section 244.2Tax Status.
(a)Company is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.
(b)Company is not and will not at any relevant time become an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income Tax purposes.
Section 244.3Licenses.
Article CCXLVEach Credit Party has all necessary licenses and permits to acquire and own each Business.
Section 245.1Compliance.
Article CCXLVIEach Credit Party has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed and satisfied by it.
Section 246.1No Regulatory Action.
Article CCXLVIIExcept as would not reasonably be expected to result in a Material Adverse Effect, neither Parent, Teamshares, nor any Credit Party nor any of its Subsidiaries is currently under investigation by any federal, state or local government agency (excluding ordinary course business activities, audits and inquiries), and no such investigation is threatened in writing.

Article CCXLVIII
AFFIRMATIVE COVENANTS
Article CCXLIXEach Credit Party covenants and agrees that until the Termination Date, each Credit Party shall perform (or cause to be performed, as applicable) all covenants in this Article V:
Section 249.1Financial Statements and Other Reports.
Article CCLUnless otherwise provided below, Company or its designee will deliver to the Administrative Agent and each Lender:
(a)Quarterly Financial Statements. Promptly after becoming available, and in any event within sixty (60) days after the end of each Fiscal Quarter of each Fiscal Year (and in any event no later than the date that the Quarterly Report on Form 10 Q of the Parent and its Subsidiaries for such Fiscal Quarter has been filed), (i) the unaudited consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and (ii) a reconciliation of the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to the foregoing clause (i) to the financial performance of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, including a breakdown of revenue, expenses, EBITDA and cash flows attributable to Company and its Subsidiaries, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto.
(b)Annual Financial Statements. Promptly after becoming available, and in any event within ninety (90) days after the end of each Fiscal Year (and in any event no later than the date that the Annual Report on Form 10-K of the Parent for such Fiscal Year has been filed), (i) the audited consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; (ii) a reconciliation of the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to the foregoing clause (i) to the financial performance of Company and its Subsidiaries for such Fiscal Year, including a breakdown of revenue, expenses, EBITDA and cash flows attributable to Company and its Subsidiaries, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (iii) with respect to the financial statements delivered pursuant to the foregoing clause (i), a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than as a result of, or with respect to, (A) an upcoming maturity date of any Indebtedness, (B) any actual or potential inability to satisfy any financial maintenance covenant under Schedule 1.1.1 on a future date or in a future period or (C) an “emphasis of matter” paragraph)), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP.
(c)Monthly Bank Statements for each Business. Within five (5) Business Days after the end of each Monthly Period, a summary report detailing the Cash and Cash Equivalents held in deposit accounts maintained by Company and each Business, on a consolidated and individual basis.

(d)Negative EBITDA Business. Within thirty (30) days after the delivery of any financial statement and accompanying Compliance Certificate delivered under Sections 5.1(a), (b) or (e), as applicable, the Company shall inform the Administrative Agent in writing if any Subsidiary of Company has trailing twelve month EBITDA for the prior three consecutive fiscal quarter period of less than $0 (calculated on a pro forma basis and in good faith by Company).
(e)Compliance Certificates. Together with the financial statements delivered pursuant to clauses (a) and (b) of Section 5.1, in respect of the Financial Covenants set forth in Schedule 1.1.1, a duly executed and completed Compliance Certificate.
(f)Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent.
(g)Collateral Reporting. Within fifteen (15) days of the last day of each Fiscal Quarter, a report detailing (x) all Cash and Cash Equivalents held by each Business as of the last day of such Fiscal Quarter and (y) all Indebtedness of the Credit Parties and their Subsidiaries outstanding as of the last day of such Fiscal Quarter.
(h)Notice of Default. Promptly, and in any event within one (1) Business Day, upon an Authorized Officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto or any condition or event that causes any Indebtedness of any Credit Party to be accelerated; (ii) that any Person has given any notice to a Credit Party or taken any other action with respect to any event or condition set forth in Section 7.1(b); (iii) that a breach of or failure to satisfy any Financial Covenant exists; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;
(i)Notice of Litigation. Promptly, and in any event within two (2) Business Days, upon any Authorized Officer of a Credit Party obtaining knowledge of an Adverse Proceeding against Parent or any Credit Party or any of their respective Subsidiaries, in each case which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to any Credit Party to enable Lenders and their counsel to evaluate such matters;
(j)ERISA. (i) Promptly, and in any event within two (2) Business Days, upon any Authorized Officer of a Credit Party becoming aware of the occurrence or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each affected Pension Plan; (2) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other material documents or governmental reports or filings relating to any affected Employee Benefit Plan of Parent or any of its Subsidiaries, or, with respect to any affected Pension Plan or affected Multiemployer Plan, any of their respective ERISA Affiliates (with respect to an affected Multiemployer Plan, to the extent that Parent or the Subsidiary or ERISA Affiliate, as applicable, has rights to access such documents, reports or filings), as any Agent or Lender shall reasonably request;

(k)Information Regarding Collateral. Ten (10) Business Days’ prior written notice to Collateral Agent and Administrative Agent of any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s identity, corporate form or jurisdiction of organization, or (iii) in any Credit Party’s Federal Taxpayer Identification Number. Each Credit Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been delivered to and approved by the Collateral Agent and have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents;
(l)Changes to Accounting Methods. Within thirty (30) days after making such changes, notice of any material changes in Company’s accounting methods, other than changes due to a change in GAAP;
(m)Ceasing of Operations. Promptly, and in any event within three (3) Business Days after such time that the business operations of any Business has been suspended or otherwise terminated;
(n)Regulatory Action. Promptly, and in any event within three (3) Business Days after any Authorized Officer of a Credit Party becoming aware of any investigation, or threatened investigation in writing, by any federal, state or local government agency (excluding ordinary course business activities, audits and inquiries), that would reasonably be expected to result in liability or other payment by the Parent and its Subsidiaries in excess of 10% of its Revenue.
(o)Other Information. Such material information and data with respect to any Credit Party or any Business as from time to time may be reasonably requested by any Agent or Lender.
Documents required to be delivered pursuant to clauses (a) or (b) of this Section 5.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or (ii) on which such documents are posted on a Credit Party’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent).
Section 250.1Existence.
Article CCLIExcept as otherwise permitted under Section 6.7, Parent, Teamshares and each Credit Party will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.
Section 251.1Payment of Taxes and Claims.
Article CCLIIEach Credit Party will pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, or (b) the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 252.1Insurance.
Article CCLIIIThe Credit Parties shall maintain or cause to be maintained, with financially sound and reputable insurers, (a) business interruption insurance reasonably satisfactory to Administrative Agent, and (b) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses and consistent with industry practice, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.
Section 253.1Inspections.
(a)Parent, Teamshares and each Credit Party shall permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and once per year, upon reasonable advance notice to Company; provided, however, that when an Event of Default exists and is continuing with respect to a Credit Party, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing solely with respect to such Credit Party’s properties and/or records, at any time during normal business hours and without advance notice.
Section 253.2Compliance with Laws.
Article CCLIVParent, Teamshares and each Credit Party shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law. Subject to Section 5.8(i), Parent, Teamshares and each Credit Party will maintain in effect policies and procedures designed to promote compliance by Parent, Teamshares and each Credit Party and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.
Section 254.1Separateness.
Article CCLVEach Credit Party shall, and shall cause each Subsidiary to, maintain its distinct and separate corporate existence.
Section 255.1Further Assurances; Post-Closing Items.
(a)At any time or from time to time upon the request of any Agent or Lender, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent or any Lender may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the direct and indirect assets of each Credit Party, in each case to the extent required by the Collateral Documents; provided that, with respect to any Business that is not a Credit Party, the foregoing shall not require any grant of a Lien on the assets of such Business other than (i) the pledge of the Capital Stock of such Business and (ii) the requirement that all Collections in respect of such Business be deposited into the Collection Account.

(b)Within twenty (20) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the date on which the financial statements and Compliance Certificate for any Fiscal Quarter are delivered (or are required to be delivered) pursuant to Section 5.1, the Company shall cause each Business that first became a Material Subsidiary as of the last day of such Fiscal Quarter to become a Subsidiary Guarantor and a Credit Party by executing and delivering a Joinder, together with the updated Schedules to the Security Agreement required thereby and such other agreements, documents and instruments as Administrative Agent may require in its reasonable discretion, and shall take such actions (including the delivery of updated lien searches) as are required under the Collateral Documents to become a party to this Agreement as a Credit Party and a Subsidiary Guarantor and to grant the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on the assets of such Material Subsidiary. No Subsidiary or Business that is not a Material Subsidiary shall be required to become a Subsidiary Guarantor or a Credit Party unless such Subsidiary or Business becomes a Material Subsidiary; provided that, for the avoidance of doubt, (i) the EBITDA, revenue and other financial results of each Business shall be included in the calculation of the Financial Covenants regardless of whether such Business constitutes a Material Subsidiary and (ii) the Collateral Agent shall at all times retain its Lien on the Capital Stock of each Business and the benefit of all Collections required to be deposited into the Collection Account.
(c)Within twenty (20) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the results of recent Uniform Commercial Code, tax lien, judgment lien and litigation searches with respect to each Specified Post-Closing Business in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search.
(d)Within twenty (20) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a certified charter for each Subsidiary Guarantor that did not previously deliver a certified charter on the Closing Date.
(e)Within thirty (30) days after the delivery of notice to the Administrative Agent under Section 5.1(d) (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall, upon the written request of the Administrative Agent (which shall be provided to the Company no later than five (5) Business Days after the delivery of notice pursuant to Section 5.1(d)), cause any Subsidiary with trailing twelve month EBITDA for the prior three consecutive fiscal quarter period of less than $0 as of the last day of the last Test Period (calculated on a pro forma basis and in good faith by Company), to cease to be a Subsidiary of the Company by effecting an Asset Sale, reorganization or such other transaction necessary to effectuate the foregoing as determined by the Company in its reasonable discretion within one hundred eighty (180) days (or such later date approved by the Administrative Agent in its reasonable discretion; it being agreed that the Administrative Agent shall be deemed to have given its consent if an extension is advisable (in the good faith determination of Company) to satisfy any tax, regulatory, contractual or fiduciary requirements) following the date Company receives any such written request of the Administrative Agent; provided, that at the sole option of Company, in lieu of any such Asset Sale, reorganization or other necessary transaction set forth above, Company may comply with this Section 5.8(e) by causing any equity contribution (in the form of common equity) to be made to Company within the one hundred eighty (180) day timeframe set forth above in an amount equal to the fair market value of assets held by such Subsidiary (it being understood for the avoidance of doubt that any such equity contribution shall not be considered a Specified Equity Contribution).
(f)Within thirty (30) days after the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), the Company shall deliver or cause to be delivered to the Administrative Agent an original stock certificate for each “Certificated Security” (as defined in the Security Agreement), together with a stock power executed in blank.
(g)Within sixty (60) days after the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), the Company shall have delivered, in form and substance reasonably satisfactory to the Administrative Agent, all insurance certificates and endorsements required under Section 5.4.
(h)Within forty-five (45) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Company shall cause each Specified Post-Closing Business to become a Subsidiary of the Company and a Subsidiary Guarantor and Credit Party by executing and delivering a Joinder, together with the updated Schedules to the Security Agreement required thereby and such other agreements, documents and instruments as Administrative Agent may require in its reasonable discretion, and shall take such actions (including the delivery of updated lien searches) as are required under the Collateral Documents to become a party to this Agreement as a Credit Party and a Subsidiary Guarantor and to grant the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on the assets of such Specified Post-Closing Business.
(i)Within sixty (60) days after the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), Company shall cause Parent, Teamshares and each of its Subsidiaries to institute and maintain written policies and procedures in form and substance reasonably satisfactory to the Administrative Agent and reasonably designed to ensure compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.
(j)Within ten (10) Business Days after the Closing Date (or such longer period of time as the Administrative Agent may agree in its sole discretion), Company shall deliver, or cause to be delivered, to Administrative Agent the executed Account Control Agreement.
Section 255.2Parent Liquidity.
Article CCLVIWithin ten (10) Business Days after the end of each Fiscal Quarter, Company shall provide the Administrative Agent with evidence reasonably acceptable to the Administrative Agent that the sum of the unrestricted and unencumbered Cash and Cash Equivalents of Parent and its Subsidiaries (other than (x) any unrestricted and unencumbered Cash and Cash Equivalents of any Immaterial Subsidiary that is a direct obligor or guarantor of any Indebtedness other than the Obligations and (y) any Cash and Cash Equivalents included in the calculation of Minimum Controlled Cash for such Fiscal Quarter) as of the last day of such Fiscal Quarter was not less than $20,000,000.
Section 256.1Parent Working Capital Loans.
Article CCLVIIUpon the filing by or against Parent of any petition or proceeding under any bankruptcy, insolvency or similar law, Parent shall forgive in full all Parent Working Capital Loans. Upon the occurrence of any default by Parent, beyond any applicable grace period, under any Indebtedness of Parent with an aggregate outstanding amount greater than $10,000,000, Parent shall cause all Parent Working Capital Loans to be lien and payment subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.
Article CCLVIII
NEGATIVE COVENANTS
Article CCLIXEach Credit Party covenants and agrees that, until the Termination Date, each Credit Party shall perform (or cause to be performed, as applicable) all covenants in this Article VI, Parent covenants and agrees that, until the Termination Date, Parent shall perform the covenants in Sections 6.12, 6.15 and Article X, and Teamshares covenants and agrees that, until the Termination Date, Teamshares shall perform the covenants in Section 6.12, Section 6.13 and Article X:

Section 259.1Indebtedness.
(a)No Credit Party shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for Permitted Debt.
Section 259.2Liens.
Article CCLXNo Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except for Permitted Liens.
Section 260.1No Further Negative Pledges.
Article CCLXIExcept pursuant to the Credit Documents, no Credit Party shall enter into any Contractual Obligation prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
Section 261.1Restricted Junior Payments.
Article CCLXIINo Credit Party shall through any manner or means declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except as set forth in Section 2.3.
Section 262.1Subsidiaries.
Article CCLXIIINo Credit Party shall form, create, organize, incorporate or otherwise have any Subsidiaries other than Subsidiaries constituting Businesses, without the prior written consent of the Administrative Agent.
Section 263.1Investments.
Article CCLXIVNo Credit Party shall make or own any Investment in any Person, except:
(a)Investments in Cash and Cash Equivalents;
(b)ownership of Businesses that are owned by each Credit Party and its Subsidiaries as of the Closing Date;
(c)property received from time to time in connection with the workout or insolvency of any Business;
(d)loans and advances by Credit Parties and their Subsidiaries to officers, directors and employees of Company and the Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Capital Stock of Parent not to exceed $1,000,000 at any one time outstanding; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(e)advances of compensation to employees of Company and the Subsidiaries in the ordinary course of business;
(f)extensions of trade credit made in the ordinary course of business (including advances made to distributors consistent with past practice);
(g)Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors;
(h)Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;
(i)so long as no Event of Default has occurred and is continuing or would immediately result therefrom, additional loans, advances and other Investments to or in a Person (including a joint venture) in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (i), not to exceed the greater of (x) $5,000,000 and (y) 20% of EBITDA (measured at the time such Investment is made), at any one time outstanding;
(j)the licensing, sublicensing or contribution of intellectual property rights pursuant to arrangements with Persons other than Company and the Subsidiaries in the ordinary course of business for fair market value, as determined by Company or such Subsidiary, as the case may be, in good faith;
(k)Investments to the extent that payment for such Investments is made in the form of common Capital Stock of Parent or any other parent company to the seller of such Investments;
(l)Investments of a Person that is acquired and becomes a Subsidiary or of a company merged, amalgamated or consolidated into any Subsidiary, in each case after the Closing Date and in accordance with Section 5.8 and this Section 6.6, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(m)(x) Investments by a Credit Party in another Credit Party, (y) Investments by a non-Credit Party in another non-Credit Party or (z) Investments by a Credit Party in a non-Credit Party in an aggregate amount not to exceed $500,000 in any Fiscal Year and any such Investments made pursuant to this clause (m)(z) in the form of intercompany loans shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent and shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms of the Intercompany Note;
(n)to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;
(o)Investments by Company and the Subsidiaries (A) consisting of deposits, prepayment and other credits to suppliers or landlords and (B) in connection with obtaining, maintaining or renewing client contracts, each made in the ordinary course of business;
(p)guaranties made in the ordinary course of business of (A) obligations owed to landlords, suppliers, customers, franchisees and licensees of Company and its Subsidiaries and (B) operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness;
(q)loans or advances to officers, directors, managers, owners and employees of Company or any of its Subsidiaries (including Businesses) in connection with such Person’s purchase of Capital Stock of Parent or any Business directly from such issuing entity (provided, that the amount of such loans and advances shall be contributed to Company in cash as common equity); and

(r)Investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.
Section 264.1Fundamental Changes; Disposition of Assets.
(a)No Credit Party shall enter into any transaction of merger or consolidation, or liquidate, or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, or any Capital Stock of any Subsidiary, in each case whether now owned or hereafter acquired, other than Permitted Asset Sales.
(b)Notwithstanding the foregoing Section 6.7(a), any Subsidiary of Company may be merged into Company (with Company as the surviving entity of such merger) or another Subsidiary of Company, or may consolidate with another Subsidiary of Company, so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (C) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (D) if such merger or consolidation involves a Credit Party, a Credit Party shall be the survivor thereof.
Section 264.2Holdco Subsidiaries.
Article CCLXVNo Holdco Subsidiary will incur any Indebtedness (other than the Obligations arising under the Credit Documents), own or acquire any assets (other than the Capital Stock of a Business) or engage itself in any operations or business (other than actions required for compliance with, or that are expressly permitted under, the Credit Documents, other activities incidental to being a holding company and being party to and/or entering into one or more restricted stock plans in which shares of Capital Stock are granted to directors, officers and/or employees from time to time).
Section 265.1Transactions with Shareholders and Affiliates.
Article CCLXVINo Credit Party shall enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate involving aggregate payments or consideration in excess of $500,000 unless such transaction is (i) otherwise not prohibited under this Agreement and (ii) on fair and reasonable terms no less favorable to Parent, Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, except that the following shall be permitted:
(a)salary, bonus and other compensation and employment arrangements with directors, officers or employees in the ordinary course of business;
(b)Restricted Junior Payments permitted by Section 6.4 and Investments permitted by Section 6.6;
(c)the payment of indemnities and the reimbursement of reasonable, documented out-of-pocket expenses of directors, employees and officers of any Credit Party in the ordinary course of business in an aggregate amount not to exceed $250,000 in any fiscal year;
(d)transactions entered into by and between any Credit Party or Subsidiary and any other Credit Party or Subsidiary and set forth on Schedule 6.9 on the Closing Date;
(e)transactions solely among Credit Parties;

(f)subject to Section 6.15, the incurrence, payment or other remittance of, or documentation entered in connection with, any Shared Cost Allocation;
(g)the entering into and performance under any Parent Working Capital Loan;
(h)any contribution by Parent (or any direct or indirect parent entity thereof) to the capital of any Credit Party; and
(i)other transactions pursuant to written agreements, the material terms of which have been disclosed in writing to the Administrative Agent, entered into by and between any Credit Party or Subsidiary of a Credit Party and one or more of its Affiliates that reflect and constitute transactions on terms, when taken as a whole, at least as favorable to such Credit Party or Subsidiary (and where such transaction is between a Credit Party and a Subsidiary that is not a Credit Party, to such Credit Party) as would be the case in an arm’s-length transaction between unrelated parties.
Section 266.1Conduct of Business.
Article CCLXVIIFrom and after the Closing Date, no Credit Party shall engage in any business other than the businesses engaged in by such Credit Party on the Closing Date and reasonable extensions thereof.
Section 267.1Fiscal Year.
Article CCLXVIIINo Credit Party shall change its Fiscal Year-end from December 31st without the prior written consent of the Administrative Agent.
Section 268.1Sanctions; Anti-Corruption Use of Proceeds.
Article CCLXIXNone of Parent, Teamshares or Company will, directly or knowingly indirectly, use the proceeds of the Term Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Term Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).
Section 269.1Prohibited Business.
Article CCLXXNeither Parent, Teamshares nor any Credit Party shall engage in any Prohibited Business.
Section 270.1Organizational Agreements.
Article CCLXXIExcept as otherwise expressly permitted by other provisions of this Agreement or any other Credit Document, no Credit Party shall amend, restate, supplement or modify, or permit any amendment, restatement, supplement or modification to, its Organizational Documents, to the extent such amendment, restatement, supplement or modification is adverse to the Administrative Agent or the Lenders, without obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement or modification, as the case may be.

Section 271.1Restricted Payments.
(a)Neither Company nor any other Credit Party shall, directly or indirectly, declare, pay or make any dividend, distribution or other payment (whether in cash, securities or other property) to Teamshares or Parent (or any direct or indirect parent entity thereof) other than (i) the application of payments pursuant to Section 2.11 and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, Permitted Parent Reimbursement Payments.
(b)Parent shall not pay any dividend or other distribution (whether in cash, securities or other property) with respect to its equity, or any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest of Parent or any option, warrant or other right to acquire any such equity interest of Parent without the prior written consent of the Administrative Agent, except that Parent shall be permitted to (i) make any payments or distributions that are required to be made pursuant to the Parent Preferred Equity Documentation; provided, that if an Event of Default has occurred and is continuing or would result from such payment or distribution, then such payment or distribution shall only be permitted to be paid-in-kind and capitalized and (ii) purchase, redeem, retire, acquire, cancel or terminate any warrants to acquire Capital Stock of Parent to the extent permitted pursuant to the Parent Preferred Equity Documentation.
Article CCLXXII
EVENTS OF DEFAULT
Section 272.1Events of Default.
Article CCLXXIIIIf any one or more of the following conditions or events (each, an “Event of Default”) shall occur:
(a)Failure to Make Payments When Due. Failure by any Credit Party to pay (i) when due, the principal on any Term Loan whether at stated maturity, by acceleration or otherwise; (ii) within three (3) Business Days after its due date, any interest on any Term Loan and any fee due and payable by Company hereunder or (iii) within ten (10) Business Days after its due date, any other amount due and payable under the Credit Documents; or
(b)Default in Other Agreements. (A) Failure of Parent, any Credit Party or Subsidiary (including any Business) to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than the Obligations) with a principal amount in excess of $5,000,000, in each case beyond the grace period, if any, provided therefor; or (B) breach or default by Parent, any Credit Party or Subsidiary (including any Business) with respect to any other material term of (1) one or more items of Indebtedness (other than the Obligations) with a principal amount in excess of $5,000,000, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness with a principal amount in excess of $5,000,000, and, in each case such failure, breach or default, as the case may be, permits the holder or holders of such Indebtedness (or a trustee or agent of such holder or holders) to accelerate, or results in the acceleration of amounts owed thereunder, prior to its stated maturity; or
(c)Breach of Certain Covenants. (i) Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section 2.10, Section 5.1, Section 5.2, Section 5.4, Section 5.5, Section 5.7, Article VI or Article X, or failure to distribute Collections in accordance with Section 2.11; (ii) failure of Parent to comply with any term or condition contained in Sections 5.2, 5.9 or 6.15 or Article X; or failure of Teamshares to comply with any term or condition contained in Sections 5.2, 6.12, 6.13 or Article X; or
(d)Breach of Representations, etc. Any representation or warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall fail to be true and correct in any material respect, other than any representation, warranty, certification or other statement which is qualified by materiality or “Material

Adverse Effect”, in which case, such representation, warranty, certification or other statement shall fail to be true and correct in all respects, in each case, as of the date made or deemed made, and to the extent capable of cure, which failure remains uncured for a period of ten (10) Business Days; or
(e)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents other than any such term referred to in any other Section of this Section 7.1 and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of any Credit Party becoming aware of such default, or (ii) receipt by any Credit Party of notice from Administrative Agent or any Lender of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its respective property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its respective property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its respective property; or any Credit Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f); or
(h)Judgments and Attachments.
(i)Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or
(ii)Any tax lien or lien of the PBGC shall be entered or filed against any Credit Party (involving, with respect to any Credit Party other than Company, an amount in excess of $5,000,000) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or
(i)Dissolution. Any order, judgment or decree shall be entered against Company decreeing the dissolution or split up of Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
(j)Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse

Effect or result in a Lien being imposed on the Collateral or any assets of a Credit Party; or (ii) the Credit Parties shall establish, sponsor or contribute to any Employee Benefit Plan; or
(k)Change of Control. A Change of Control shall occur; or
(l)Collateral Documents and other Credit Documents. Any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or
(m)Key Person Default. (i) Any Key Person is criminally indicted or becomes convicted (A) of a felony related to fraud, theft or other financial crimes, (B) under any law that may reasonably be expected to lead to a forfeiture of any material portion of property of any Credit Party or could reasonably be expected to result in a Material Adverse Effect or (C) under any law for fraud or dishonesty; or (ii) both Key Persons cease to be employed by Parent and in charge of day to day senior management decisions of Parent and its Subsidiaries, and such Persons are not replaced by one or more Persons within ninety (90) days of the last employment date thereof, it being understood that the Administrative Agent shall have a right of consultation with respect to any such replacement; or
(n)Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement, any Collateral Document ceases to be in full force and effect (other than in accordance with its terms) or shall be declared null and void by a court of competent jurisdiction or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or, except with respect to any Grantor (other than Company) to the extent provided in the Security Agreement, shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (in each case, other than (A) by reason of a release of Collateral in accordance with the terms hereof or thereof or (B) the satisfaction in full of the Obligations and any other amount due hereunder or any other Credit Document in accordance with the terms hereof); or (ii) any of the Credit Documents for any reason, other than the satisfaction in full of all Obligations and any other amount due hereunder or any other Credit Document (other than contingent indemnification obligations for which demand has not been made), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or a party thereto, as the case may be, or any Credit Party shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or
(o)Breach of Financial Covenant. A breach of any Financial Covenant shall have occurred, in any case subject to the terms of the equity cure rights set forth in Schedule 1.1.1; or
(p)Investment Company Act. Any Credit Party becomes subject to any federal or state statute or regulation which may render all or any portion of the Obligations unenforceable, or any Credit Party becomes subject to registration under the Investment Company Act of 1940.
THEN, upon the occurrence of any Event of Default, the Administrative Agent shall, at the written request of the Requisite Lenders, take any of the following actions (in each case at the direction of the Requisite Lenders): (x) upon notice to Company, declare the unpaid principal amount of and accrued interest on the Term Loans and all other Obligations immediately due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Credit Parties; (y) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents and (z) take any and all other actions and exercise any and all other rights and remedies of the Administrative Agent under the Credit Documents and applicable law; provided that upon the occurrence of any Event of Default described in Section 7.1(f) or 7.1(g), the unpaid principal amount of and accrued interest on the Term Loans and all other Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Credit Parties.

Article CCLXXIV
AGENTS
Section 274.1Appointment of Agents.
Article CCLXXVEach Lender hereby authorizes Sound Point Agency LLC to act as Administrative Agent and Collateral Agent to the Lenders hereunder and under the other Credit Documents. Each Lender also hereby authorizes Sound Point Agency LLC to act as the Collateral Agent on its behalf under the Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Article VIII are solely for the benefit of Agents and Lenders and neither Company nor Parent shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries.
Section 275.1Powers and Duties.
Article CCLXXVIEach Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each such Agent may exercise such powers, rights and remedies and perform such duties by or through its agents, sub-agents, employees or attorneys-in-fact. No such Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any such Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
Section 276.1General Immunity.
(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company or Parent to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or Parent or any other Person liable for the payment of any Obligations or any other amount due hereunder or any other Credit Document, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

(b)Exculpatory Provisions Relating to Agents. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each such Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Administrative Agent or the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.4) and, upon receipt of such instructions from the Administrative Agent or Requisite Lenders, as applicable (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any such Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Administrative Agent or Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.4).
Section 276.2Agents Entitled to Act as Lender.
Article CCLXXVIIAny agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.
Section 277.1Lenders’ Representations, Warranties and Acknowledgment.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and Company in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and Company. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
Section 277.2Right to Indemnity.
Article CCLXXVIIIEach Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such

Indemnitee Agent Party shall not have been reimbursed by Company or Parent, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
Section 278.1Successor Administrative Agent and Collateral Agent.
(a)Administrative Agent.
(i)Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Lenders and Company. Upon any such notice of resignation, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent provided, that the appointment of a successor Administrative Agent shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Administrative Agent, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. If Administrative Agent is a Lender or an Affiliate thereof on the date on which all Term Loans and all other Obligations owing to the Secured Parties have been paid in full in cash, such Administrative Agent shall provide immediate notice of resignation to Company.
(ii)Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Credit Documents.
(b)Collateral Agent.
(i)Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders, the Administrative Agent and Company. The Administrative Agent may remove the Collateral Agent at any time by giving fifteen (15) days’ prior written notice thereof to Lenders, the Collateral Agent and Company. Upon any such notice of resignation or removal, the Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Collateral Agent provided, that, unless such successor is the Administrative Agent or a Lender, the appointment of a successor Collateral Agent shall require (so long as no Default or Event of Default has occurred and is continuing) Company’s approval, which approval shall not be unreasonably withheld, delayed or conditioned. If, however, a successor Collateral Agent is not appointed within sixty (60) days after the giving of notice of resignation, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the appointment of such successor Collateral Agent and the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 8.7(b) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent hereunder.
(ii)Notwithstanding anything herein to the contrary, Collateral Agent may assign its rights and duties as Collateral Agent hereunder to one of its Affiliates without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company, the Administrative Agent and the Lenders may deem and treat such assigning Collateral Agent as Collateral Agent for all purposes hereof, unless and until such assigning Collateral Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Collateral Agent hereunder and under the other Credit Documents.
Section 278.2Collateral Documents.
(a)Collateral Agent under Collateral Documents. Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 9.4, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.4) have otherwise consented. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, the Agents and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent acting at the written direction of the Administrative Agent (unless otherwise expressly set forth herein or in another Credit Document), and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any

Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations or any other amount due hereunder as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.
Article CCLXXIX
MISCELLANEOUS
Section 279.1Notices.
Article CCLXXXUnless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, Collateral Agent or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and (x) in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing and (y) in the case of any Credit Party, such notice may be provided to Company as agent for each and every Credit Party. Each notice hereunder shall be in writing and may be personally served or sent by electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent, provided, however, that the Credit Parties may deliver, or cause to be delivered, any financial statements or reports by electronic mail pursuant to procedures approved by the Administrative Agent until any Agent or Lender notifies Company that it can no longer receive such documents using electronic mail. Any financial statements or reports sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient, provided, that if such document is sent after 5:00 p.m. New York City time, such document shall be deemed to have been sent at the opening of business on the next Business Day.
Section 280.1Expenses.
Article CCLXXXICompany agrees to pay promptly (a) (i) all the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of no more than one counsel, as well as auditors, accountants, consultants or appraisers to the Administrative Agent) of negotiation, preparation and execution of the Credit Documents (in an aggregate amount not to exceed $200,000 for the initial negotiation, preparation and execution thereof unless otherwise agreed to by the Company) and any consents, amendments, waivers or other modifications thereto, (ii) reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the administration of the transactions contemplated by the Credit Documents; (b) all out-of-pocket costs and reasonable and documented out-of-pocket expenses of creating, perfecting and enforcing Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and disbursements of counsel for all Lenders; (c) subject to the terms of this Agreement (including any limitations set forth in Section 5.5), all the Administrative Agent’s reasonable and documented out-of-pocket costs and reasonable and documented fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers incurred by Administrative Agent in connection with the transactions contemplated by the Credit Documents; (d) subject to the terms of this Agreement, all the reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and (e) after the occurrence of an Event of Default, all out-of-pocket costs and expenses, including attorneys’ fees, and costs of settlement, incurred by any Agent or any Secured Party in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. This Section 9.2 shall not apply with respect to Taxes other than Taxes that represent expenses arising from any non-Tax claim.
Section 281.1Indemnity.
(a)In addition to the payment of expenses pursuant to Section 9.2, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Affected Party and each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order of that Indemnitee, (ii) are incurred by reason of any material breach of the obligations of such Indemnitee under this Agreement or the other Credit Documents, as determined by a court of competent jurisdiction in a final non-appealable decision or (iii) do not involve or arise from an act or omission by any Credit Party or any of their respective Affiliates and is brought by an Indemnitee against another Indemnitee (other than claims against any Agent solely in its capacity as such or in its fulfilling such role). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 9.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities, related expenses etc. arising from any non-Tax claim.
(b)To the extent permitted by applicable law, no party hereto shall assert, and all parties hereto hereby waive, any claim against any other parties and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and all parties hereto hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 281.2Amendments and Waivers.
(a)Consent. Subject to Sections 9.4(b) and 9.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party or Parent therefrom, shall in any event be effective without the written concurrence of Company and the Requisite Lenders.
(b)Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:

(i)increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification, termination, waiver or consent of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;
(ii)extend the scheduled final maturity of any Term Loan or Term Loan Note;
(iii)waive, reduce or postpone any scheduled repayment (but not prepayment);
(iv)reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.6) or any fee or premium payable hereunder;
(v)extend the time for payment of any such interest, costs or fees;
(vi)reduce the principal amount of any Term Loan;
(vii)amend, modify, terminate or waive Section 2.11, Section 2.12 or Section 2.13 or any provision of this Section 9.4(b) or Section 9.4(c);
(viii)amend the definition of “Requisite Lenders”, “Term Exposure,” “Pro Rata Share,” or any definition used in any such definition; provided, with the consent of Company and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Term Loans are included on the Closing Date;
(ix)release all or substantially all of the Collateral except as expressly provided in the Credit Documents; or
(x)consent to the assignment or transfer by any Credit Party of any of its respective rights and obligations under any Credit Document.
(c)Other Consents. No amendment, modification, termination or waiver of any provision of Article VIII herein shall in any event be effective without the written consent of the affected Agent.
(d)Execution of Amendments, etc. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party or Parent in any case shall entitle any Credit Party or Parent to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on any Credit Party. Notwithstanding anything to the contrary contained in this Section 9.4, if the Requisite Lenders and Company shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Requisite Lenders in their sole discretion), in any provision of the Credit Documents, then the Requisite Lenders and Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Requisite Lenders if the same is not objected to in writing by the Requisite Lenders within five (5) Business Days following receipt of notice thereof.
Section 281.3Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by it without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 8.6, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Credit Parties, Administrative Agent, and Lenders shall deem and treat the Persons listed as Lenders in the Registers as the holders and owners of the corresponding Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Registers as provided in Section 9.5(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Term Loan shall be owed to the Lender listed in the Registers as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Registers as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Term Loans.
(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan) to any Person constituting an Eligible Assignee.
(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.15(e).
(e)Notice of Assignment. Upon the Administrative Agent’s receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall (i) record the information contained in such notice in the Register (ii) give prompt notice thereof to Company, and (iii) maintain a copy of such Assignment Agreement.
(f)[Reserved].
(g)Effect of Assignment. Subject to the terms and conditions of this Section 9.5, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.7) and be released from its obligations hereunder and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising prior to the effective date of such assignment; (iii) [reserved]; (iv) if applicable, the Term Loans shall be modified to reflect the Term Loans of such assignee and any Term Loans of such assigning Lender, if any; and (v) if any such assignment occurs after the issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Term Loans of the assignee and/or the assigning Lender.
(h)Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Parent, any of its Subsidiaries or any of its Affiliates) in all or any part of its Term Loans or in any other Obligation. Company agrees that each participant shall be entitled to the benefits of Sections 2.14 or 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, (x) except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation or (y) unless the sale of the participation to such participant is made with Company’s prior written consent, and (ii) a participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Company is notified of the participation at the time it is sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.15 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.3 as though it were a Lender, provided such participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells such a participation shall, acting solely for this purpose as an agent of Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in such participation and other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person other than Company, including the identity of any participant or any information relating to a participant’s interest or obligations under any Credit Document, except to the extent that such disclosure is necessary to establish that such Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Participant Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice. Company shall not disclose the identity of any participant of any Lender or any information relating to such participant’s interest or obligation to any Person, provided that Company may make (1) disclosures of such information to Affiliates of such Lender and to their agents and advisors provided that such Persons are informed of the confidential nature of the information and will be instructed to keep such information confidential, and (2) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, that unless specifically prohibited by applicable law or court order, Company shall make reasonable efforts to notify the applicable Lender of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of Company by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.5 any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Term Loans, the other Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or take any action hereunder.
Section 281.4Independence of Covenants.
Article CCLXXXIIAll covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 282.1Survival of Representations, Warranties and Agreements.
Article CCLXXXIIIThis Agreement and all representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit

Extension and shall continue in full force and effect until the Termination Date. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Credit Parties set forth in Sections 2.14, 2.15, 9.2, 9.3 and 9.9, the agreements of Lenders set forth in Sections 2.13 and 8.6, and the agreement of each Agent and Lenders set forth in Section 9.16 shall survive the payment of the Term Loans and the termination or assignment of this Agreement, or the resignation or removal of any party.
Section 283.1No Waiver; Remedies Cumulative.
Article CCLXXXIVNo failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 284.1Marshalling; Payments Set Aside.
Article CCLXXXVNeither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of a Credit Party or any other Person or against or in payment of any or all of the Obligations or any other amount due hereunder. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 285.1Severability.
Article CCLXXXVIIn case any provision in or obligation hereunder or any Term Loan Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 286.1Obligations Several; Actions in Concert.
Article CCLXXXVIIThe obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Term Loan Note or otherwise with respect to the Obligations without first obtaining the prior written consent of the Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Term Loan Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of the Requisite Lenders.
Section 287.1Headings.
Article CCLXXXVIIISection headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 288.1APPLICABLE LAW.
Article CCLXXXIXTHIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
Section 289.1CONSENT TO JURISDICTION.
(A)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 AND TO ANY PROCESS AGENT APPOINTED BY IT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EACH CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(B)EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1 OR ON PARENT, WHICH EACH CREDIT PARTY HEREBY APPOINTS AS ITS AGENT FOR SERVICE OF PROCESS HEREUNDER. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.
Section 289.2WAIVER OF JURY TRIAL.
Article CCXCEACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 290.1Confidentiality.
Article CCXCIEach of the Agents and the Lenders agrees to hold all non-public information regarding the parties hereto and the transactions contemplated herein confidential and to not disclose information of such nature, and shall use such information only for purposes of participation, administration, enforcement or evaluation of the transactions contemplated herein, however, it being understood and agreed that, in any event, Agent or Lender hereto may make (a) disclosures of such information reasonably required to Affiliates of such party and to their agents, auditors, attorneys, advisors and limited partners (and to other Persons authorized by such party to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.16) provided that such Persons are informed of the confidential nature of the information, agree to keep such information confidential, (b) disclosures of such information reasonably required to any potential assignee, transferee or participant in connection with a contemplated assignment, transfer or participation by any Lender of any Term Loans or any participations therein and to any existing equity holder in any Lender, any bona fide potential equity holder in any Lender or any bona fide prospective Lender, provided that in each case such Persons are informed of the confidential nature of the information and agree to keep such information confidential, (c) disclosure to any rating agency when reasonably required by it provided that such Persons are informed of the confidential nature of the information and agree to keep such information confidential, (d) disclosures required by any applicable statute, law, rule or regulation or requested by any Governmental Authority or representative thereof or by any regulatory body or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, that unless specifically prohibited by applicable law or court order, such party making the disclosures shall make reasonable efforts to notify the other parties hereto of any request by any Governmental Authority or representative thereof (other than any such request in connection with in the case of any Lender or

Agent, any examination of the financial condition or other routine examination of such Lender or Agent by such Governmental Authority for disclosure of any such non-public information prior to disclosure of such information), (e) any other disclosure authorized by Company and the Requisite Lenders in writing in advance, and (f) disclosures by any Agent or Lender in connection with any enforcement of its rights and remedies hereunder. Notwithstanding the foregoing, (i) the foregoing shall not be construed to prohibit the disclosure of any information that is or becomes publicly known or information obtained by any Agent or Lender from sources other than a Credit Party, Parent or Teamshares other than as a result of a disclosure by any party in violation of this Section 9.16 and (ii) no Person shall issue news releases and publish “tombstone” advertisements and other announcements generally describing this transaction in newspapers, trade journals and other appropriate media using the name of any Person which is not an Affiliate, or their respective Affiliates or referring to this Agreement or the other Credit Documents, or the transactions contemplated thereunder except (x) disclosures required by applicable law, regulation, legal process or (y) with the prior approval of Company. Each Credit Party and Parent agrees that it will not (and will cause its Affiliates, directors, officers, agent, representatives, affiliates, shareholders, members, partners, employees and any other Person acting on its behalf not to), directly or indirectly, use the name “Sound Point Capital Management, LP,” “Sound Point Agency LLC” or “SoundPoint” (or any derivations thereof), as the case may be, or take any action that may imply any relationship with either, including in press releases or external communications, except with the prior written consent of the Administrative Agent.
Section 291.1Usury Savings Clause.
Article CCXCIINotwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 292.1Counterparts.
Article CCXCIIIThis Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by electronic image scan transmission (e.g., “PDF” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 293.1Effectiveness.
Article CCXCIVThis Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
Section 294.1Patriot Act.
Article CCXCVEach Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the parties hereto that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Credit Parties and any other applicable party, which information includes the name and address of such person and other information that will allow such Lender or Agent, as applicable, to identify such Person in accordance with the Act.
Article CCXCVI
GUARANTY
Section 296.1Guaranty.
Article CCXCVIIEach Guarantor hereby absolutely and unconditionally guarantees to the Secured Parties and their respective successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations. Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article X shall not be discharged until payment and performance, in full, of the Obligations under the Credit Documents has occurred and all Commitments to lend hereunder have been terminated, and that its obligations under this Article X shall be absolute and unconditional, irrespective of, and unaffected by:
(a)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Credit Document or any other agreement, document or instrument to which any Credit Party is or may become a party;
(b)the absence of any action to enforce this Agreement (including this Article X) or any other Credit Document or the waiver or consent by any Agent or the Lenders with respect to any of the provisions thereof;
(c)an Insolvency Proceeding involving any Credit Party or direct or indirect Subsidiary of a Credit Party; or
(d)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Article CCXCVIIIEach of Parent and Teamshares shall be regarded, and shall be in the same position, as principal debtor with respect to the obligations guaranteed hereunder.
Section 298.1Waivers by Guarantor.
Article CCXCIXEach Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel any Agent or Lenders to marshal assets or to proceed in respect of the obligations guaranteed hereunder against any other Credit Party or Subsidiary thereof, any other party or against any security for the payment and performance of the obligations under the Credit Documents before proceeding against, or as a condition to proceeding against, a Guarantor. It is agreed that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Credit Documents and that, but for the provisions of this Article X and such waivers, the Secured Parties would decline to enter into this Agreement.
Section 299.1Benefit of Guaranty.
Article CCCEach Guarantor agrees that the provisions of this Article X are for the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party, on the one hand, and any Secured Party, on the other hand, the obligations of such other Credit Party under the Credit Documents.
Section 300.1Waiver of Subrogation, Etc.
Article CCCINotwithstanding anything to the contrary in this Agreement or in any other Credit Document, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit each Agent and the Lenders and shall not limit or otherwise affect a Guarantor’s liability hereunder or the enforceability of this Article X, and that each Agent and the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.
Section 301.1Election of Remedies.
Article CCCIIIf any Agent or the Lenders may, under applicable law, proceed to realize their benefits under any of the Credit Documents, any Agent or any of the Lenders may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of their rights and remedies under this Article X. If, in the exercise of any of their rights and remedies, any of an Agent or the Lenders shall forfeit any of their rights or remedies, including their right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by an Agent or such Lenders, as applicable, and waives any claim based upon such action, even if such action by an Agent or such Lenders shall result in a full or partial loss of any rights of subrogation that any Credit Party might otherwise have had but for such action by an Agent or such Lenders. Any election of remedies that results in the denial or impairment of the right of an Agent or the Lenders to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations under the Credit Documents.
Section 302.1Limitation.
Article CCCIIINotwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Article X (which liability is in any event in addition to amounts for which Credit Parties are primarily liable under the Credit Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:
(a)the Obligations hereunder; and

(b)whether or not constituting Obligations, the unpaid principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Parent or any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Credit Parties to any Agent or any Lender which may arise under or in connection with any Credit Document.
Section 303.1Liability Cumulative.
Article CCCIVThe liability of each Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each other Credit Party to the Secured Parties under this Agreement and the other Credit Documents to which such Credit Party is a party or in respect of any Obligations under the Credit Documents or obligation of the other Credit Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 304.1Stay of Acceleration.
Article CCCVIf acceleration of the time for payment of any amount payable by the Credit Parties under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Credit Parties hereunder forthwith on demand by the Administrative Agent.
Section 305.1Benefit to Credit Parties.
Article CCCVIAll of the Credit Parties and their Subsidiaries are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Each Credit Party and each such Subsidiary will derive substantial direct and indirect benefit from the making of the Term Loans hereunder.
Section 306.1Indemnity.
Article CCCVIIEach Guarantor agrees to pay, and to save the Secured Parties (including all Indemnitees pursuant to Section 9.3), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Article X to the extent Company would be required to do so pursuant to Section 9.3.
Section 307.1Reinstatement.
Article CCCVIIIIf any discharge, release or arrangement (whether in respect of the Obligations or any security for those Obligations or otherwise) is made by an Agent and/or a Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of a Guarantor under this Article X will continue or be reinstated as if the discharge, release or arrangement had not occurred.
Section 308.1Guarantor Intent.
Article CCCIXWithout prejudice to any other provision of this Article X, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any

(however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any reasonable and invoiced fees, costs and/or expenses associated with any of the foregoing.
Section 309.1General.
Article CCCXNotwithstanding anything to the contrary set forth herein, the provisions of this Article X shall not be construed to (a) permit any Agent or the Lenders to amend or otherwise modify this Agreement or the Obligations in a manner that would otherwise require the consent of Company pursuant to the express terms of this Agreement or (b) constitute a waiver by any Credit Party of such Credit Party’s rights or defenses under this Agreement.
***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
TEAMSHARES CONTINUITY HOLDINGS LLC,
as Company
By: Teamshares LLC, its sole member
By: Teamshares Inc., its sole member
By: /s/ Michael Brown
Title: Chief Executive Officer

For purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13 and 6.15 and Article X only:

TEAMSHARES INC.,
as Parent
By: /s/ Michael Brown
Title: Chief Executive Officer

For purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X only:

TEAMSHARES LLC,
as a Guarantor
By: Teamshares Inc., its sole member
By: /s/ Michael Brown
Title: Chief Executive Officer

Signature Page to Credit Agreement

BOXES 4 U, INC.
BOXES 4U HOLDINGS, INC.
B & L AUTOMOTIVE, INC.
TEAMSHARES B&L AUTOMOTIVE BUYER, INC.
TEAMSHARES B&L AUTOMOTIVE HOLDINGS, INC.
ERIC CLARK INDUSTRIES, INC.
ERIC CLARK HOLDINGS, INC.
GRANDMOTHER'S, INC.
DON & MILLIE'S, INC.
DON & MILLIE'S HOLDINGS, INC.
FINSTAD FLOORING, INC.
FINSTAD'S HOLDINGS, INC.
GRILL WORKS, INC.
GRILL WORKS BUYER, INC.
GRILL WORKS HOLDINGS, INC.
CLEAN CUISINE, INC.
CLEAN CUISINE BUYER, INC.
CLEAN CUISINE HOLDINGS, INC.
PAPER ROLL PRODUCTS, INC.
PAPER ROLL BUYER, INC.
PAPER ROLL HOLDINGS, INC.
COLUMBINE BREWING CO., INC.
PUMPHOUSE HOLDINGS, INC.
OCEAN VENTURES, INC.
REHOBOTH AUTO HOLDINGS, INC.
RUNKLES, INC.
TEAMSHARES RUNKLES BUYER, INC.
TEAMSHARES RUNKLES HOLDINGS, INC.
SPA PALACE, INC.
SPA PALACE BUYER, INC.
SPA PALACE HOLDINGS, INC.
SUITS 20/20, LTD
SUITS HOLDINGS, INC.
STORY FIRST, INC.
STORY FIRST HOLDINGS, INC.
THIELEN MEATS OF PIERZ, INC.
THIELEN MEATS HOLDINGS, INC.
UMV HOLDINGS, INC. ,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

Signature Page to Credit Agreement

PACIFIC TRUCK BUYER, INC.
PACIFIC TRUCK HOLDINGS, INC.
PACIFIC TRUCK COLORS, INC.
LYTESOUT, INC.
LYTESOUT HOLDINGS, INC.
BUILT IN HOLDINGS, INC.
FLORA FRESH, INC.
TEAMSHARES FLORA FRESH HOLDINGS, INC.
MOW POWER, INC.
MOW POWER HOLDINGS, INC.
KARL'S COUNTRY MARKET, INC.
KARL'S MARKET HOLDINGS, INC.
WEST LEBANON SUPPLY, INC.
WEST LEBANON HOLDINGS, INC.
B & M CLAMBAKE COMPANY, INC.
BM CLAMBAKE BUYER, INC.
BM CLAMBAKE HOLDINGS, INC.
T.B.W., INC.
AW BROWN HOLDINGS, INC.
LOOKING UP INC.
SELECT SAND BUYER, INC.
SELECT SAND HOLDINGS, INC.
MALLOF, ABRUZINO & NASH MARKETING, INC.
MAN MARKETING BUYER, INC.
HORN PHOTO, INC.
HORN PHOTO HOLDINGS, INC.
CLEAN CLOTHES INC.
MAGGIE'S HOLDINGS, INC.
STAHL PLUMBING HEATING AND AIR CONDITIONING, INC.
STAHL PLUMBING BUYER, INC.
STAHL PLUMBING HOLDINGS, INC.,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

Signature Page to Credit Agreement

AIRECOM, INC.
ARCH INTERIM HOUSING, INC.
BODACIOUS BREADS, INC.
C-PLUS, INC.
2 CITRUS, LLC
2CITRUS2, LLC
CRAIG'S LANDSCAPING, INC.
DENTURE CRAFTERS, INC.
SAC ICE
JULIA'S BAKERY HOLDINGS, INC.
KRAVIT ARCHITECTURAL ASSOCIATES INC.
MASS COMMERCIAL CLEANING, INC.
BUSONE ENTERPRISES, INC.
NATIONWIDE REFRIGERATION, INC.
DUAL FOOD SYSTEMS, INC.
WSK CORPORATION
PIZZA SHUTTLE, INC.
PLANFORCE INC.
POPCO SERVICE, INC.
CARPET II, INC.
PRINTLOGIC, INC.
COLUMBINE BREWING CO., INC.
RH INDUSTRIES HOLDINGS, INC.
RPM CARPETS, INC.
SCONEHENGE., INC.
SUCCESS PRINT, INC.
VINCENZO'S, INC.
YANKEE MATTRESS FACTORY, INC.
TEAMSHARES AIRECOM HOLDINGS, INC.
ARCH INTERIM HOLDINGS, INC.
ARCH INTERIM BUYER, INC.
BOREALIS BREADS HOLDINGS, INC.
CARPET PLUS HOLDINGS, INC.
CARPET PLUS BUYER, INC.
CENTRAL TX HOLDINGS, INC.
CENTRAL TX BUYER, INC.
CHARIHO HOLDINGS, INC.
2 CITRUS HOLDINGS, INC.
2 CITRUS BUYER, INC. ,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

Signature Page to Credit Agreement

TEAMSHARES CRH HOLDINGS, INC.
CRAIG'S LANDSCAPING HOLDINGS, INC.
CRAIG'S LANDSCAPING BUYER, INC.
DENTURE CRAFTERS HOLDINGS, INC.
TEAMSHARES SAC ICE HOLDINGS, INC.
TEAMSHARES KRAVIT HOLDING, INC.
TEAMSHARES MASS COMMERCIAL CLEANING HOLDINGS, INC.
TEAMSHARES MASS COMMERCIAL CLEANING BUYER, INC.
A&B WOOD HOLDINGS, INC.
A&B WOOD BUYER, INC.
MOTHER NATURE'S HOLDINGS, INC.
MOTHER NATURE'S BUYER, INC.
TEAMSHARES NRI HOLDINGS, INC.
NEDS PIZZA HOLDINGS, INC.
OLD TOWN HOLDINGS, INC.
OLD TOWN BUYER, INC.
PIZZA SHUTTLE HOLDINGS, INC.
PIZZA SHUTTLE BUYER, INC.
POPCO HOLDINGS, INC.
PREMIER FLOOR HOLDINGS, INC.
TEAMSHARES PRINTLOGIC HOLDINGS, INC.
TEAMSHARES PRINTLOGIC BUYER, INC.
PUMPHOUSE HOLDINGS, INC.
TEAMSHARES RITE ENVELOPE HOLDINGS, INC.
TEAMSHARES RITE ENVELOPE BUYER, INC.
JSB HOLDINGS INC.
RPM CARPET HOLDINGS, INC.
SCONEHENGE HOLDINGS, INC.
SUCCESS PRINT HOLDINGS, INC.
VINCENZO'S HOLDINGS, INC.
TEAMSHARES YANKEE MATTRESS HOLDINGS, INC.
TEAMSHARES YANKEE MATTRESS BUYER, INC. ,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary
Signature Page to Credit Agreement

MGR PERSONNEL, INC.
MGRP BUYER, INC.
MGRP HOLDINGS, INC.,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

BUILT IN DISTRIBUTORS, INC.,
as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

UMV, LLC,
as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

CENTRAL TEXAS PLUMBING SOLUTIONS, INC.
CHARIHO FURNITURE, INC.
COMMERCIAL REFRIGERATION OF HARRISBURG, INC.
MOTHER NATURE'S GOODIES, INC.
RITE ENVELOPE AND GRAPHICS, INC.,
each as a Subsidiary Guarantor

By: /s/ Michael Brown
Title: Secretary

Signature Page to Credit Agreement

SOUND POINT AGENCY LLC,
as Administrative Agent and Collateral Agent

By: /s/ Vincent D’Arpino
Title: Authorized Signatory

SP COMMUNITY FUNDING PARTNERS I LLC,
as a Lender

By: /s/ Vincent D’Arpino
Title: Authorized Signatory

SOUND POINT ALTERNATIVE INCOME FUND,
as a Lender

By: /s/ Vincent D’Arpino
Title: Authorized Signatory

SOUND POINT HARBOR MASTER FUND LP,
as a Lender

By: /s/ Vincent D’Arpino
Title: Authorized Signatory

Signature Page to Credit Agreement

Appendix A
Commitments (as of the Closing Date)

Lender	Commitment	Pro Rata Share
SP COMMUNITY FUNDING PARTNERS I LLC	$123,000,000.00	94.615384615%
SOUND POINT ALTERNATIVE INCOME FUND	$2,500,000.00	1.923076923%
SOUND POINT HARBOR MASTER FUND LP	$4,500,000.00	3.461538462%
Total	$130,000,000.00	100.000000000%

Appendix A-1

Appendix B
Notice Addresses
Company:
TEAMSHARES CONTINUITY HOLDINGS LLC
c/o Teamshares Inc.
228 Park Avenue South
PMB 17552
New York, NY 10003
Attention:  Alex Eu

With a copy (which shall not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10036
Attention: Ger O’Donnell; Benjamin Snyder

Parent:
Teamshares Inc.
228 Park Avenue South
PMB 17552
New York, NY 10003
Attention:  Alex Eu

With a copy (which shall not constitute notice) to:

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10036
Attention: Ger O’Donnell; Benjamin Snyder

Administrative Agent and Collateral Agent:
Sound Point Agency LLC
c/o Sound Point Capital Management, LP
375 Park Avenue, 33rd Floor
New York, NY 10152

With a copy (which shall not constitute notice) to:

Holland & Knight LLP
Appendix B-2

One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201
Attention: Michael Emerson

Lender:
SP Community Funding Partners I LLC
Sound Point Alternative Income Fund
Sound Point Harbor Master Fund LP
c/o Sound Point Capital Management, LP
375 Park Avenue, 33rd Floor
New York, NY 10152

With a copy (which shall not constitute notice) to:

Holland & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201
Attention: Michael Emerson
Signature Page to Credit Agreement

Schedule 1.1.1
Financial Covenants
As of the last day of each Fiscal Quarter:
Article CCCXINet Debt to EBITDA Ratio: The Net Debt to EBITDA Ratio for the four Fiscal Quarters ending on such date shall not be greater than 2.75 to 1.00.
Article CCCXIIEBITDA Yield: The EBITDA Yield for the four Fiscal Quarters ending on such date shall not be less than 17.5%.
Article CCCXIIIFree Cash Flow Yield: The Free Cash Flow Yield for the four Fiscal Quarters ending on such date shall not be less than 15.75%.
Article CCCXIVMinimum Controlled Cash: As of the last Business Day of each Fiscal Quarter, (A) the sum of (x) the amounts on deposit in the Collection Account plus (y) the unrestricted and unencumbered Cash and Cash Equivalents of Company and its Subsidiaries and Cash and Cash Equivalents held in a Deposit Account subject to the springing dominion and control of the Collateral Agent pursuant to an account control agreement, plus (z) the amount of Cash and Cash Equivalents applied from the Collection Account under Section 2.11 for the most recently ended Interest Payment Date, shall not be less than (B) $18,000,000 (such financial covenant, “Minimum Controlled Cash”).
Article CCCXVNotwithstanding anything to the contrary contained in this Schedule 1.1.1, for purposes of determining whether an Event of Default has occurred under any Financial Covenant, any common cash equity contribution made to Company after the last day of the Fiscal Quarter in respect of which the applicable Default has occurred and on or prior to the date that is ten (10) Business Days after the earlier of (x) the date on which financial statements are required to be delivered for such Fiscal Quarter or fiscal month (as applicable) or (y) the date on which such financial statements are actually delivered (the “Cure Expiration Date”) may, at the Company’s election, be applied to prepay the Term Loans (any such equity contribution, a “Specified Equity Contribution”). The amount of any Specified Equity Contribution shall be included in the calculation of EBITDA or treated as unrestricted Cash or Cash Equivalents solely for purposes of determining compliance with the Financial Covenants at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter ; provided that, (a)  in each four consecutive Fiscal Quarter period, there shall be at least two Fiscal Quarters in respect of which no Specified Equity Contribution is made, (b) there shall be no more than four (4) Specified Equity Contributions made during the term of this Agreement (it being understood that, at any time that the Net Debt to EBITDA Ratio is less than 2.00 to 1.00, there shall be no limit on the number of Specified Equity Contributions made in respect of the Minimum Controlled Cash covenant and no such Specified Equity Contribution shall be counted against the limits set forth in clauses (a) and (b)), (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Company to be in compliance with the Financial Covenants for the applicable Fiscal Quarter, and (d) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Credit Documents (including calculating EBITDA for purposes of determining basket levels and other items governed by reference to EBITDA). For the avoidance of doubt, no Specified Equity Contribution shall be included in the calculation of EBITDA or treated as unrestricted Cash or Cash Equivalents for purposes of any Financial Covenant or any other provision of the Credit Documents other than pursuant to this paragraph. Notwithstanding anything to the contrary herein or in Section 2.11, the proceeds of any Specified Equity Contribution shall be deposited into the Collection Account and shall be applied in accordance with such Section. No Agent nor any Lender shall exercise the right to accelerate the Term Loans or terminate the
Schedule 1.1.1

Commitments and none of Administrative Agent, the Collateral Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Article VII, the other Credit Documents or applicable law prior to the Cure Expiration Date solely on the basis of an Event of Default having occurred and continuing under Schedule 1.1.1 (except to the extent that Company has confirmed in writing that it does not intend to provide a Specified Equity Contribution). For the avoidance of doubt, (i) Company shall not be able to obtain any Credit Extension hereunder until receipt by the Administrative Agent of the Specified Equity Contribution and (ii) a Specified Equity Contribution shall not be deemed to have cured any breach of a Financial Covenant for any purpose other than as expressly set forth herein.

Schedule 1.1.1

Schedule 1.1.2
Subsidiary Guarantors
[Intentionally Omitted]
Schedule 1.1.2

Schedule 1.1.2

Schedule 4.1
Other Names
[Intentionally Omitted]

Schedule 4.15

Schedule 4.15
Holdco Subsidiaries
[Intentionally Omitted]

Schedule 4.15

Schedule 5.8
Specified Post-Closing Businesses
[Intentionally Omitted]

Schedule 5.8

Schedule 6.2
Permitted Liens
[Intentionally Omitted]

Schedule 6.2

Schedule 6.9
Permitted Transactions
[Intentionally Omitted]

Schedule 6.9

EXHIBIT A TO
CREDIT AGREEMENT

FORM OF FUNDING NOTICE
    Reference is made to the Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), (b) TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.1 of the Credit Agreement, Company desires that Lenders make the following Term Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on the Closing Date (the “Credit Date”):

□ Term Loans:	$[___,___,___]
Date: [__], 2026                TEAMSHARES CONTINUITY HOLDINGS LLC

By: ___________________________________
Name:
Title:
EXHIBIT A-1

LEGAL_US_E # 154439443.4

EXHIBIT B TO
CREDIT AGREEMENT

FORM OF TERM LOAN NOTE
[___,___,___]
[mm/dd/yy]                    New York, New York

FOR VALUE RECEIVED, TEAMSHARES CONTINUITY HOLDINGS, LLC, a Delaware limited liability company (“Company”), promises to pay [ ] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Term Loans under the Credit Agreement referred to below.
Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) Company, (b) TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.
This Note is one of the “Term Loan Notes” in the aggregate principal amount of up to $130,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby were made and are to be repaid.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been acknowledged by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
EXHIBIT B-1

CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement.
Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Subject to the terms of the Credit Agreement, Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice. Company and any endorsers of this Note hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
[Remainder of Page Intentionally Left Blank]

EXHIBIT B-2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.
                         TEAMSHARES CONTINUITY HOLDINGS LLC

                         By: _____________________________
Name:
Title:
EXHIBIT B-3

TRANSACTIONS ON TERM LOAN NOTE
Date	Amount of Term Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-4

EXHIBIT C TO
CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.     I am the [Authorized Officer] of TEAMSHARES CONTINUITY HOLDINGS, LLC (“Company”).
2.     I have reviewed the terms of that certain Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) Company, (b) TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”) and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company during the Fiscal Quarter ending [mm/dd/yy].
3.     The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of such Fiscal Quarter, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.
4. The computations set forth in the Annex A hereto are made and delivered pursuant to Section 5.1(e) of the Credit Agreement.
Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.

TEAMSHARES CONTINUITY HOLDINGS LLC

By: ______________________________
Name:
Title: [Authorized Officer]

EXHIBIT C-1

ANNEX A TO
COMPLIANCE CERTIFICATE

COMPANY FINANCIAL COVENANT COMPLIANCE
AS OF [mm/dd/yy].1

1. The Net Debt to EBITDA Ratio for the four Fiscal Quarters ending on such date shall not be greater than 2.75 to 1.00.

A. Net Debt to EBITDA Ratio
1.	Net Debt of the Company and the Subsidiary Guarantors	$_________
EBITDA (to be calculated for each Business)
2.	Consolidated net income (or loss)	$_________
3.	Interest expense	$_________
4.	Taxes	$_________
5.	Depreciation and amortization	$_________
6.	Non-cash charges, losses or expenses (including non-cash impairment charges of goodwill or intangible assets and non-cash gains or losses associated with the disposition of assets)	$_________
7.	Payments in respect of earn outs and contingent consideration obligations if paid by such Business	$_________
8.	Non-cash, equity-based compensation expense to employees	$_________
9.
(x) The Closing Date Transaction Costs so long as such fees, costs and expenses were not paid later than one hundred eighty (180) days after the Closing Date and (y) other reasonable and documented non-recurring out-of-pocket third-party costs and expenses incurred in connection with any Investment to the extent permitted under Section 6.6 of the Credit Agreement, Asset Sale, issuance of Capital Stock or other equity-based financing transactions to the extent actually consummated in an aggregate amount not to exceed, when combined with all amounts described in this item 9, item 10, item 11 and item 14 (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year
$_________
1 To be the last day of the most recently ended Fiscal Quarter.

EXHIBIT C-2

10.
severance costs, lease termination costs, relocation costs, restructuring charges, facility consolidation, retention or completion bonuses, non-recurring litigation-related expenses not covered by insurance as evidenced by a reasonably detailed statement or schedule of such costs and expenses provided by Company in an aggregate amount not to exceed, when combined with all amounts described in this item 10, item 9, item 11 and item 14 (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year
$_________
11.
Pro Forma Adjustments in an aggregate amount not to exceed, when combined with all amounts described in this item 11, item 9, item 10 and item 14 (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year
$_________
12.	Any other item Company and the Administrative Agent mutually deem to be appropriate (with any such determination by the Administrative Agent to be in its sole and absolute discretion)	$_________
13.	Any Shared Cost Allocation paid or remitted by such Business during such period in an aggregate amount not to exceed $17,500,000 for any period	$_________
14.
Any integration expenses of such Business within 12 months of acquisition by the Parent during such period, less any gain on forgiveness of debt during such period, in an aggregate amount not to exceed $50,000 for any period; provided that any calculation of EBITDA for any Business for any period (or portion thereof) occurring prior to the date of acquisition of such Business by Parent or one of its Subsidiaries shall be subject to the Pro Forma Adjustments in an aggregate amount not to exceed, when combined with all amounts described in this item 14, item 9, item 10 and item 11 (without duplication) in any fiscal year, an amount equal to fifteen percent (15%) of EBITDA for such fiscal year
$_________
15.	EBITDA (sum of A.2. through A.14.)
16.	Consolidated EBITDA (A.15. calculated on a consolidated basis for Company and each of its Subsidiaries)	$_________
17.	Net Debt to EBITDA Ratio (A.1. divided by A.16.)	[__] : 1.00
18.	Maximum	2.75 : 1.00
19.	IN COMPLIANCE?	[YES][NO]

2. The EBITDA Yield for the four Fiscal Quarters ending on such date shall not be less than 17.5%.

EXHIBIT C-3

B. EBITDA Yield
1.	EBITDA (to be calculated for each Business)	$_________
2.	Shared Cost Allocation paid with respect to such Business	$_________
3.	Applicable Percentage with respect to such Business	____%
4.	((B.1. minus B.2.) multiplied by B.3) plus B.2. for all Businesses on a consolidated basis	$_________
5.	Net Debt	$_________
6.	EBITDA Yield (B.4. divided by B.5.)	____%
7.	Minimum	17.5%
8.	IN COMPLIANCE?	[YES][NO]

3. The Free Cash Flow Yield for the four Fiscal Quarters ending on such date shall not be less than 15.75%.

C. Free Cash Flow Yield
1.	Free Cash Flow (to be calculated for each Business)	$_________
2.	Shared Cost Allocation paid with respect to such Business	$_________
3.	Applicable Percentage with respect to such Business	____%
4.	((C.1. minus C.2.) multiplied by C.3) plus C.2. for all Businesses on a consolidated basis	$_________
5.	Net Debt	$_________
6.	Free Cash Flow Yield (C.4. divided by C.5.)	____%
7.	Minimum	15.75%
8.	IN COMPLIANCE?	[YES][NO]

EXHIBIT C-4

4. As of the last Business Day of each Fiscal Quarter, (A) the sum of (x) the amounts on deposit in the Collection Account plus (y) the unrestricted and unencumbered Cash and Cash Equivalents of Company and its Subsidiaries and Cash and Cash Equivalents held in a Deposit Account subject to the springing dominion and control of the Collateral Agent pursuant to an account control agreement, plus (z) the amount of Cash and Cash Equivalents applied from the Collection Account under Section 2.11 of the Credit Agreement for the most recently ended Interest Payment Date, shall not be less than (B) $18,000,000.

D. Minimum Controlled Cash
1.	Amounts on deposit in the Collection Account	$_________
2.	The unrestricted and unencumbered Cash and Cash Equivalents of Company and its Subsidiaries and Cash and Cash Equivalents held in a Deposit Account subject to the springing dominion and control of the Collateral Agent pursuant to an account control agreement	$_________
3.	The amount of Cash and Cash Equivalents applied from the Collection Account under Section 2.11 of the Credit Agreement for the most recently ended Interest Payment Date	$_________
4.	Sum of D.1. through D.3.	$_________
5.	Minimum	$18,000,000
6.	IN COMPLIANCE?	[YES][NO]

EXHIBIT C-5

EXHIBIT D TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Reference is made to the Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), (b) TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.
This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.
1.    Assignor:            ______________________

2.    Assignee:            ______________________ and is an Eligible Assignee

3.    Borrower(s):            TEAMSHARES CONTINUITY HOLDINGS LLC

4.    Administrative Agent:        SOUND POINT AGENCY LLC, as the administrative agent under the Credit Agreement

5.    Assigned Interest:
EXHIBIT D-1

EXHIBIT D-2

Facility Assigned	Aggregate Amount of Term Loans for all Lenders	Amount of Term Loans Assigned	Percentage Assigned of Term Loans[2]
Term Loan	$______________	$______________	____________%

6.     Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.     Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
    _________________________    _________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

2 Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.
EXHIBIT D-3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_______________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_______________________
Name:
Title:
[Consented to and]3 acknowledged:

SOUND POINT AGENCY LLC, as
Administrative Agent

By:_______________________
Name:
Title:

[Consented to:]4

TEAMSHARES CONTINUITY HOLDINGS LLC

By:_______________________
Name:
Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.
EXHIBIT D-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents (as defined in the Credit Agreement) or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Company or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Company any of its Affiliates or any other Person of any of their respective obligations under any Credit Document.
2.Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:
2.1With respect to Assigned Interests for Term Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

EXHIBIT D-A-1

EXHIBIT E TO
CREDIT AGREEMENT

[RESERVED]
EXHIBIT E-1

EXHIBIT F-1 TO
CREDIT AGREEMENT

FORM OF CLOSING DATE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. I am the [Treasurer] of TEAMSHARES CONTINUITY HOLDINGS LLC (“Company”), [the [________] of TEAMSHARES LLC (“Teamshares”)] and the [________] of TEAMSHARES INC. (“Parent”).
2. Reference is made to the Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) Company, (b) Parent, solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) Teamshares, solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”).
3. I have reviewed the terms of Article III of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and based upon my review and examination of Article III of the Credit Agreement, I certify, on behalf of Company, Teamshares and Parent and not in any individual capacity, that as of the date hereof:
(i)the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, other than those representations and warranties which are qualified by materiality or “Material Adverse Effect”, in which case, such representation and warranty shall be true and correct in all respects as of the Closing Date, except, in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects or true and correct in all respects, as the case may be, on and as of such earlier date;
(ii)no event has occurred and is continuing or would result from the consummation of the Credit Extensions to be made on the Closing Date that would constitute an Event of Default;
(iii)there does not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents or that would reasonably be expected to result in a Material Adverse Effect; and
(iv)since December 31, 2025, no event, circumstance or change shall have occurred that has caused or evidences, or would reasonably be expected to cause or evidence, either in any case or in the aggregate, a Material Adverse Effect.
EXHIBIT F-1-1

[Remainder of page intentionally left blank.]
EXHIBIT F-1-2

The foregoing certifications are made and delivered as of ______________, 20[__].

                    TEAMSHARES CONTINUITY HOLDINGS LLC
                        By: ________________________
Name:
Title:

TEAMSHARES LLC

By: ________________________
Name:
Title:

TEAMSHARES INC.

By: ________________________
Name:
Title:

EXHIBIT F-1-3

EXHIBIT F-2 TO
CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1. I am the [Treasurer] of TEAMSHARES CONTINUITY HOLDINGS LLC (“Company”), the [________] of TEAMSHARES LLC (“Teamshares”) and the [__________] of TEAMSHARES INC. (“Parent”).
2. Reference is made to the Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) Company, (b) Parent, solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) Teamshares, solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”).
3. I have reviewed the terms of Articles III and IV of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the other Credit Documents and based upon such review and examination, I certify in my capacity as the [Treasurer] of the Company, the [______] of Teamshares and [______] of the Parent and not in my individual capacity, that as of the date hereof, after giving effect to the consummation of the Credit Extensions to be made on the Closing Date, the Company and its Subsidiaries, on a consolidated basis, are Solvent.
[Signature Page Follows]
EXHIBIT F-1-1

The foregoing certifications are made and delivered as of ______________, 20[__].

TEAMSHARES CONTINUITY HOLDINGS LLC

By: ______________________________
Name:
Title: [Treasurer]

TEAMSHARES LLC

By: ________________________
Name:
Title:

TEAMSHARES INC.

By: ______________________________
Name:
Title: [Treasurer]

EXHIBIT F-1-2

EXHIBIT G TO
CREDIT AGREEMENT

FORM OF FINANCIAL OFFICER CERTIFICATION

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1. I am the [Chief Financial Officer and Treasurer] of TEAMSHARES INC. (“Parent”).
2. I have reviewed the terms of that certain Credit Agreement, dated as of October 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), (b) Parent solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, (c) TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, (d) the Subsidiary Guarantors party thereto from time to time, (e) the Lenders party thereto from time to time, and (f) SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties (in such capacity, “Collateral Agent”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.
3. The financial statements attached hereto fairly present, in all material respects, the financial condition of Parent and its Subsidiaries on a consolidated basis as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments if applicable.
The foregoing certifications and the financial statements delivered with this Certificate in support hereof are made and delivered [mm/dd/yy] pursuant to Section 5.1[(a)][(b)] of the Credit Agreement. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Credit Agreement.
The foregoing certifications are made and delivered as of ______________, 20[__].

TEAMSHARES INC.

By: ________________________
Name: [___________]
Title: [Chief Financial Officer and Treasurer]
EXHIBIT G

EXHIBIT H-1 TO
CREDIT AGREEMENT
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 16, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties.
Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10 percent shareholder” of Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H-1

EXHIBIT H-2 TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 16, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties.
Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “10 percent shareholder” of Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H-2

EXHIBIT H-3 TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 16, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties.
Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H-3

EXHIBIT H-3 TO
CREDIT AGREEMENT

EXHIBIT H-3

EXHIBIT H-4 TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 16, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TEAMSHARES CONTINUITY HOLDINGS LLC, a Delaware limited liability company (“Company”), TEAMSHARES INC., a Delaware corporation (“Parent”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 5.9, 5.10, 6.12, 6.13, 6.15 and Article X thereof, TEAMSHARES LLC, a Delaware limited liability company (“Teamshares”), solely for purposes of Sections 4.24, 4.28, 5.2, 5.5, 5.6, 6.12, 6.13 and Article X thereof, the Subsidiary Guarantors party thereto from time to time, the Lenders party thereto from time to time, and SOUND POINT AGENCY LLC, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Collateral Agent for the Secured Parties.
Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loan(s) (as well as any note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loan(s) (as well as any note(s) evidencing such loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agent and Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[LENDER]

By:_________________________________
Name:
Title:

EXHIBIT H-4

EXHIBIT H-4 TO
CREDIT AGREEMENT
Date: ________ __, 20[ ]

FORM OF INTERCOMPANY NOTE

[ATTACHED]

EXHIBIT I
FORM OF INTERCOMPANY NOTE
[___________], 20[__]
Each of the parties hereto (in such capacity, each, an “Issuer”) which has now or may in the future incur Indebtedness to any other party hereto (in such capacity, each, a “Holder”), in lawful money of the United States of America or such other lawful currency as may be agreed by such Issuer and Holder, hereby promises to pay at such location as the applicable Holder shall from time to time designate, any and all amounts owing from time to time on and after the date hereof by each such Issuer to each such Holder in consideration for the loans, advances or other extensions of credit (an “Intercompany Loan”) extended by such Holder to such Issuer. Such Intercompany Loans will bear interest. The amount, the interest rate (if any) and any additional terms, including, but not limited to, the maturity date, of each Intercompany Loan shall be documented in the books and records of each Holder or in a duly executed and binding agreement among the parties thereto (an “Intercompany Loan Agreement”).
Each Issuer agrees, and each Holder agrees, (i) that the payment of all obligations owing in respect of such Intercompany Loans incurred by an Issuer that is also a Credit Party is subordinated in right of payment to the prior payment in full in cash of the Obligations under that certain Credit Agreement (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”; all capitalized terms used herein but are otherwise undefined shall have the meanings assigned to them in the Credit Agreement) dated as of October 16, 2026, by and among Teamshares Continuity Holdings LLC, a Delaware limited liability company (the “Company”), Teamshares LLC, a Delaware limited liability company (“Teamshares”), Teamshares Inc. (the “Parent”), the other Guarantors party thereto, the Lenders party thereto and Sound Point Agency LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”). Such subordination shall remain in effect until the Termination Date (as defined in the Credit Agreement). This Note is an Intercompany Note referred to in Section 6.6(m) of the Credit Agreement. (ii) that the subordination is for the benefit of and enforceable by the Administrative Agent on behalf of the Secured Parties, (iii)(x) unless an Event of Default has occurred and is continuing, the Issuer may make regularly scheduled payments of principal and interest due the Holder under this Intercompany Note (this “Note”), in each case to the extent permitted under the Credit Agreement and (y) at any time when an Event of Default has occurred and is continuing, any and all payments with respect to the applicable Intercompany Loans received by a Holder shall be held in trust for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties for application in accordance with the Credit Agreement, without affecting or impairing in any manner the liability of such Holder under this Note, and (iv) during any period in which an Event of Default has occurred and is continuing or an Insolvency Proceeding against Parent, Teamshares or any Credit Party is pending, no Holder shall take any Enforcement Actions against any Issuer.
The obligations evidenced by this Note of any Issuer that is not a Credit Party shall not be subordinated to, and shall rank pari passu in right of payment with, such Issuer’s other Indebtedness.
Any failure by an Issuer to make a payment on this Note that is prohibited by, or that would give rise to a default or Event of Default under, the Credit Agreement (or that is required to be held or turned over to the Administrative Agent), including any payment blocked because an Event of Default has occurred and is continuing, shall not constitute a default or breach under this Note.
“Enforcement Action” shall mean (a) except as expressly permitted by this Note, to take from or for the account of an Issuer or any other person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by an Issuer with respect to the obligations evidenced by this Note, (b) to initiate or participate with others in any suit, action or proceeding against an Issuer or any other person to (i) sue for or enforce payment of the whole or any part of the obligations evidenced by this Note, (ii) commence or join with other persons to commence a bankruptcy or other insolvency proceeding of an Issuer, or (iii) commence judicial enforcement of any of the rights and remedies under this Note or applicable law with respect to the obligations evidenced by this Note, (c) to accelerate the obligations evidenced by this Note, (d) to take any action to enforce any rights or remedies with respect to the obligations evidenced by this Note, (e) to exercise any put option or to cause an Issuer to honor any redemption or mandatory prepayment obligation under this Note, or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce this Note or to foreclose upon, take possession of or sell any property or assets of an Issuer or any other person.
Without limiting the generality of the foregoing, each Holder hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Note (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Termination Date (as defined in the Credit Agreement); provided, that if any amount shall be paid to such Holder on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, on behalf of the Secured Parties, to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Secured Parties as collateral security for any Obligations thereafter existing.
Nothing contained in the subordination provisions of this Note is intended to or shall impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or shall affect the relative rights of such Holder and other creditors of such Issuer other than the holders of the Obligations.
Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction (an “Insolvency Proceeding”) relating to any Issuer, all amounts owed by such Issuer to each Holder shall become immediately due and payable without presentment, demand, protest or notice of any kind whatsoever in connection with this Note. Following the Termination Date, any Holder may make demand for all or any part of the amounts owing to such Holder under this Note, by any Issuer, without the consent or permission of such Issuer; provided that, prior to the Termination Date, any Holder may file a claim with respect to this Intercompany Note in an Insolvency Proceeding of the Issuer and, if such Holder has not filed such claim at least ten (10) Business Days prior to the date therefore, the Administrative Agent is hereby authorized in the name of the Holder as attorney-in-fact of the Holder to file such claim. Any payment or distribution of any assets of the Issuer in an Insolvency Proceeding on account of this Note shall be made to the Administrative Agent, on behalf of the Secured Parties, until the Termination Date.
All payments under this Note shall be made without setoff, counterclaim or deduction of any kind. Any amount owing by any Issuer to a Holder shall not be reduced in any way by any outstanding obligations of such Holder to such Issuer, whether such obligations are monetary or otherwise.
This Note may be pledged and delivered by any of the Holders incorporated in the United States to one or more financial institutions to secure extensions of credit to any of the Holders or any of their respective affiliates and the Issuers and the Holder hereby acknowledge and agree that such financial institutions may exercise all rights with respect to this Note as may be provided to them in connection with such extension of credit. Each Holder that is a Credit Party will pledge its interests herein to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of the Security Agreement and other applicable Collateral Documents, and each Issuer consents to such pledge.
Each Holder is hereby authorized by each Issuer to record all amounts owing by such Issuer to such Holder, all of which shall be evidenced by this Note, and all repayments thereof, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of a Holder to record such information shall not affect any Issuer’s obligations hereunder.
This Note shall evidence only Indebtedness and shall not evidence amounts owing in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business.
Each Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against any party hereto unless the same shall be in writing and signed and delivered by such party. Until the Termination Date, and notwithstanding anything to the contrary contained in this Note, no Holder shall, without the prior written consent of the Administrative Agent, agree to any amendment, modification or supplement to this Note in any manner adverse to the Administrative Agent or Secured Parties. The Administrative Agent and each other Secured Party shall be a third-party beneficiary of the subordination terms of this Note and no such terms may be amended, modified or supplemented without the prior written consent of the Administrative Agent.

This Note shall be construed as a separate promissory note with respect to each loan, advance and other extension of credit constituting Indebtedness owed by an Issuer and may be amended, modified, supplemented, waived or released by the respective Issuer and Holder with respect to each such loan, advance and other extension of credit constituting Indebtedness without the approval of any other party hereto and without affecting the obligations of any other party hereto hereunder.
This Note shall not replace, or affect the principal amount of, any intercompany loan outstanding between any Issuer and any Holder prior to the execution hereof, and from and after the date hereof each such intercompany loan shall be deemed to be evidenced by this Note.
Each party hereto hereby authorizes any other party hereto to amend this Note by supplementing Schedule I to specifically identify any Intercompany Loan made after the date hereof. The rights and obligations of the Holders and Issuers hereunder shall remain in full force and effect notwithstanding the addition of any Intercompany Loan on Schedule I hereto. Additional subsidiaries of the Company and the other Credit Parties may become signatories of this Note after the date hereof, whereupon they shall be deemed to be parties hereto as Issuers or Holders, as the case may be, as if they had been original signatories of this Note, and, to the extent such subsidiary is a Credit Party, may pledge this Note pursuant to the Collateral Documents, as applicable, referred to above and/or such other pledge or security agreement as may become applicable hereto.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD

CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their authorized officers as of the day and year first above written.
ISSUERS:
[________________], as an Issuer
By: ______________________________________
Name:
Title:

[Signature Page to Intercompany Note]

E-10

HOLDERS:
[________________], as a Holder
By: ______________________________________
Name:
Title:

[Signature Page to Intercompany Note]

E-11

EXHIBIT I TO
CREDIT AGREEMENT
SCHEDULE I

Holder	Issuer	Currency of Intercompany Loan	Principal Amount of Intercompany Loan	Date of Intercompany Loan	Maturity Date

EXHIBIT I